UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Huntsman Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Huntsman Corporation
500 Huntsman Way
Salt Lake City, Utah 84108

October 7, 2005

Dear Stockholder:

Huntsman Corporation’s first Annual Meeting of Stockholders will be held on Wednesday, November 2, 2005 at 1:00 p.m., local time, at the JW Marriott Hotel Pennsylvania Avenue, 1331 Pennsylvania Avenue, Washington, D.C. You are cordially invited to attend. Your Annual Meeting materials, including the Annual Report, Notice of Annual Meeting, Proxy Statement and Proxy Card from Huntsman Corporation’s Board of Directors, are enclosed.

At this year’s Annual Meeting, the agenda includes the election of four directors and the ratification of the appointment of our independent registered public accounting firm. The Board recommends that you vote FOR election of the director nominees and FOR ratification of the appointment of independent registered public accounting firm. Please refer to the enclosed Notice of Annual Meeting and Proxy Statement for detailed information on each of the proposals to be considered at the Annual Meeting.

Your vote is important. We encourage you to sign and return your proxy card before the Annual Meeting so that your shares will be represented and voted even if you cannot attend the Annual Meeting.

Very truly yours,

Jon M. Huntsman
Chairman of the Board

Huntsman Corporation
500 Huntsman Way
Salt Lake City, Utah 84108

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 2, 2005

To the Stockholders of Huntsman Corporation:

The 2005 Annual Meeting of Stockholders of Huntsman Corporation will be held at the JW Marriott Hotel Pennsylvania Avenue, 1331 Pennsylvania Avenue, Washington, D.C., on Wednesday, November 2, 2005 at 1:00 p.m., local time.

We are holding the Annual Meeting for the following purposes:

1.     To elect four Class I directors, each to serve until the 2008 Annual Meeting of Stockholders or until his or her respective successor has been duly elected and qualified;

2.     To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2005; and

3.     To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

The above matters are fully described in the attached proxy statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the Annual Meeting.

Only stockholders of record at the close of business on September 13, 2005 will be entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Huntsman’s offices, 500 Huntsman Way, Salt Lake City, Utah 84108 for 10 days prior to the Annual Meeting. If you would like to review the stockholder list, please call or email Huntsman Investor Relations at (801) 584-5860 or ir@huntsman.com to schedule an appointment.

To ensure that your vote is recorded promptly, please vote as soon as possible by completing, signing and mailing the enclosed proxy card in the accompanying envelope.

By Order of the Board of Directors,

Samuel D. Scruggs
Secretary
October 7, 2005

HUNTSMAN CORPORATION
500 Huntsman Way
Salt Lake City, Utah  84108

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 2, 2005

This proxy statement and accompanying proxy card are being furnished to the stockholders of Huntsman Corporation in connection with the solicitation of proxies by its Board of Directors (the “Board”). The proxies are to be voted at our 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the JW Marriott Hotel Pennsylvania Avenue, 1331 Pennsylvania Avenue, Washington, D.C., at 1:00 p.m., local time, on Wednesday, November 2, 2005, and any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of annual meeting. The Board is not aware of any other matters to be presented at the Annual Meeting. This proxy statement and the accompanying proxy card have been mailed to stockholders on or about October 7, 2005.

As of September 13, 2005, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 221,188,543 shares of common stock of Huntsman Corporation. Each share of common stock entitles the holder to one vote on each matter voted on at the Annual Meeting. A majority of the outstanding shares present in person or by proxy will constitute a quorum for the Annual Meeting.

Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted FOR the election of the nominees to the Board named herein and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Our annual report to stockholders containing financial statements for the year ended December 31, 2004 accompanies this proxy statement. Stockholders are referred to the annual report for financial and other information about the activities of Huntsman. The annual report is not incorporated by reference into this proxy statement and is not deemed to be a part hereof.

Jon M. Huntsman and other members of the Huntsman family together with MatlinPatterson Global Opportunities Partners L.P. and its affiliates (“MatlinPatterson”) indirectly own approximately 58.7% of the outstanding shares of our common stock. As a result, they have the power to control matters submitted to our stockholders, including the election of directors and the ratification of the appointment of Deloitte & Touche LLP. We have been informed that these persons intend to cause the shares indirectly held by them to be voted for the election of the nominees to the Board named herein and for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

We sent you this proxy statement and the accompanying proxy card because our Board is soliciting your proxy to vote your shares at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and entitled to vote on the items of business described in this proxy statement.

Our notice of annual meeting, proxy statement and annual report to stockholders are available on our website at www.huntsman.com. As an alternative to receiving printed copies of these materials in future years, you may elect to receive and access future annual meeting materials electronically. Choosing this option will save us the cost of printing and mailing these annual meeting materials. If you have a computer with Internet access, we hope you will try this electronic distribution method. If your shares are registered directly in your name with our transfer agent, The Bank of New York, you can choose to receive and access future annual meeting materials electronically by going to The Bank of New York’s website at www.stockbny.com. If your shares are held in brokerage accounts, please refer to the information provided by your bank, broker or nominee for instructions on how to elect to receive future annual meeting materials over the Internet.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1. What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will vote upon several important matters. In addition, our management will report on our recent financial performance and, following the Annual Meeting, respond to questions from stockholders.

2. What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Peter R. Huntsman, President, Chief Executive Officer and a Director of Huntsman, and Samuel D. Scruggs, Executive Vice President, General Counsel and Secretary of Huntsman, have been designated as proxies for the Annual Meeting.

3. What is a proxy statement?

It is a document that the regulations of the Securities and Exchange Commission (“SEC”) require us to give you when we ask you to sign a proxy card designating Peter R. Huntsman and Samuel D. Scruggs each as proxies to vote on your behalf. The proxy statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about our Board and executive officers.

4. Who may attend the Annual Meeting?

The Board set September 13, 2005 as the record date for the Annual Meeting. All stockholders of record who owned shares of common stock at the close of business on September 13, 2005, or their duly appointed proxies, may attend the Annual Meeting or any adjournments or postponements thereof, as may our invited guests. Seating is limited and admission is on a first-come, first-served basis. Please note that if you hold shares in “street name” (that is, in a brokerage account or through a bank or other nominee), you will need to bring a copy of a statement reflecting your share ownership as of September 13, 2005. Any person attending will need to bring personal identification and check in at the registration desk at the Annual Meeting.

5. What is the record date and what does it mean?

The record date for the Annual Meeting is September 13, 2005. The record date is established by the Board as required by Delaware law. Owners of record of our common stock at the close of business on the record date are entitled to:

(a)   receive notice of the Annual Meeting, and

(b)   vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

6. Who can vote?

Each stockholder who owned common stock at the close of business on September 13, 2005, the record date, is entitled to one vote for each share of common stock held on all matters to be voted on. At the close of business on the record date, there were 221,188,543 shares of our common stock outstanding.

7. What am I voting on?

You will be voting on the following two items of business at the Annual Meeting:

•        The election of four directors to serve until the 2008 Annual Meeting or until their successors are elected and qualified; and

•        The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

We are not aware of any other business to be conducted at the Annual Meeting.

8. How many votes are required to hold the Annual Meeting?

The required quorum for the transaction of business at the Annual Meeting is a majority of shares of common stock issued and outstanding on the record date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a particular matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

9. What is the difference between a stockholder of record and a stockholder who holds stock in street name?

Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

•        Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

•        Street Name.   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtained a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

10. What different methods can I use to vote?

If you are a stockholder of record, you may vote by written proxy card or in person at the Annual Meeting. If you are a street name holder, you may direct your broker or nominee how to vote your shares; however, you may not vote in person at the Annual Meeting unless you have obtained a signed proxy from the record holder giving you the right to vote your beneficially owned shares.

In addition, if you are a street name holder, you may vote by telephone or over the Internet if your bank or broker makes those methods available, in which case the bank or broker enclosed the instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate your identity, to allow you to vote your shares and to confirm that your instructions have been properly recorded.

11. What are my voting choices when voting for director nominees, and what vote is needed to elect Directors?

In the vote on the election of four Class I director nominees to serve until the 2008 Annual Meeting, you may:

(a)   vote in favor of all nominees,

(b)   withhold votes as to all nominees, or

(c)   withhold votes as to specific nominees.

The nominees receiving a plurality of the votes cast at the Annual Meeting for the election of directors will be elected as directors. Withholding votes as to a nominee will have no effect on the election of that nominee. You may not cumulate your votes in the election of directors.

The Board recommends a vote FOR each of the nominees.

12. What are my voting choices when voting on the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm, and what vote is needed to ratify their appointment?

In the vote on the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm, you may:

(a)   vote in favor of the ratification,

(b)   vote against the ratification, or

(c)   abstain from voting on the ratification.

The proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm will require approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting.

The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as Huntsman’s independent registered public accounting firm.

13. What if I don’t specify a choice for a matter when returning my proxy?

You should specify your choice for each matter on the enclosed proxy. If you sign and return your proxy but do not give specific instructions, your proxy will be voted FOR the election of all director nominees and FOR the proposal to ratify the appointment of Deloitte & Touche LLP.

14. Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange (“NYSE”) rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The election of directors and the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2005 are considered routine matters for which brokerage firms may vote shares for which they have not received voting instructions. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

15. How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, which requires a plurality of votes, broker non-votes will have no effect. In the ratification of the appointment of our independent registered public accounting firm, abstentions will have the same effect as a vote against ratification, and broker non-votes will not be counted for determining the number of shares represented at the Annual Meeting for purposes of the vote on the ratification.

16. What happens if additional proposals are presented at the Annual Meeting?

Other than the election of directors and the ratification of the appointment of the independent registered public accounting firm, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our Bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

17. May I vote confidentially?

Yes. We treat all stockholder meeting proxies, ballots and voting tabulations confidentially if the stockholder has requested confidentiality on the proxy or ballot.

If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (i) to meet applicable legal requirements or (ii) to allow the independent election inspectors to count and certify the results of the vote. The independent election inspectors may, however, at any time inform us whether or not a stockholder has voted.

18. Can I change my vote after submitting my proxy?

If you are a stockholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

•        submitting another proxy card with a later date;

•        giving written notice to our Corporate Secretary that you are revoking your proxy; or

•        attending the Annual Meeting and voting in person.

Attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy.

If you are a street name holder, you must follow the instructions on revoking your proxy, if any, provided by your bank or broker.

19. What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent, The Bank of New York. Please vote all of these shares. We recommend that you contact your broker and/or The Bank of New York to consolidate as many accounts as possible under the same name and address. Please submit your request by mail to The Bank of New York, Shareholder Relations, P.O. Box 11258, Church St. Station, New York, NY 10286, or by telephone at 1-800-524-4458. The Bank of New York may also be reached through its website at www.stockbny.com.

20. What is “householding”?

We may send a single set of proxy materials and other stockholder communications to any household at which two or more stockholders reside. This process is called “householding.” This reduces duplicate mailings, saves printing and postage costs as well as natural resources. Proxy materials and other stockholder communications to you may be householded based on your prior express or implied consent. If your proxy materials are being householded and you wish to receive separate copies of the proxy statement and/or annual report, or if you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this householding practice for future mailings, please submit your request by mail to our transfer agent, The Bank of New York, Shareholder Relations, P.O. Box 11258, Church St. Station, New York, NY 10286, or by telephone at 1-800-524-4458. The Bank of New York may also be reached through its website at www.stockbny.com.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The size of our Board is currently set at ten, divided into three classes serving staggered terms, with one class being elected each year to serve a three-year term. The four Class I Board members, whose terms expire at the 2005 Annual Meeting, are Jon M. Huntsman, Marsha J. Evans, David J. Matlin and Christopher R. Pechock. The Nominating and Corporate Governance Committee of our Board has approved and recommended, and our Board has unanimously nominated, each of Mr. Huntsman, Ms. Evans, Mr. Matlin and Mr. Pechock for re-election as Class I directors to serve until our 2008 Annual Meeting or upon a successor being elected and qualified.

A plurality of the votes cast in person or by proxy by the holders of our common stock is required to elect each director. Accordingly, under Delaware law, our Articles of Incorporation and our Bylaws, withheld votes and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to the particular item) are not counted and have no effect on the election of directors. Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote FOR each of the nominees listed below. There were no third-party fees paid by the Company to assist in the process of identifying or evaluating candidates. Although the Company has no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board. Stockholders may not cumulate their votes in the election of directors.

It is our policy for directors to attend our annual meetings to provide an opportunity for stockholders to communicate directly with directors about issues affecting our company. This is our first annual meeting since our initial public offering in February 2005, and we expect all of our directors to be in attendance.

The Board recommends a vote FOR the election to the Board of each of its nominees.

Information with respect to the directors nominated for re-election this year, as well as the directors whose terms expire in subsequent years, is presented below, as of September 13, 2005.

Nominees for Class I Directors

Jon M. Huntsman

Mr. Huntsman, age 68, has served as Chairman of the Board of Directors of our company since it was formed in October 2004. He has been Chairman of the Board of all Huntsman companies since he founded his first plastics company in 1970. Mr. Huntsman served as Chief Executive Officer of Huntsman and its affiliated companies from 1970 to 2000. Mr. Huntsman is a director or manager, as applicable, of Huntsman Advanced Materials LLC (“AdMat”), Huntsman International LLC (“HI”) and certain of our other subsidiaries. In addition, Mr. Huntsman serves or has served as Chairman or as a member of numerous corporate, philanthropic and industry boards, including the American Red Cross, The Wharton School, University of Pennsylvania, Primary Children’s Medical Center Foundation, the Chemical Manufacturers Association and the American Plastics Council. Mr. Huntsman was selected in 1994 as the chemical industry’s top CEO for all businesses in Europe and North America. Mr. Huntsman formerly served as Special Assistant to the President of the United States and as Vice Chairman of the U.S. Chamber of Commerce. He is the Chairman and Founder of the Huntsman Cancer Institute.

Marsha J. Evans

Ms. Evans, age 58, has served as a Director since August 2005. Ms. Evans has been President and Chief Executive Officer of The American Red Cross since August 2002. Ms. Evans served as the National Executive Director of Girl Scouts of the USA from 1998 until she assumed her current position. She served with the United States Navy for 29 years, where she was commissioned ensign in 1968 and attained the rank of rear admiral before retiring in 1998. Prior to retirement, she served as superintendent of the Naval Postgraduate School in Monterey, Calif., and as director of the George C. Marshall European Center for Security Studies. Ms. Evans also serves as a director of Weight Watchers International, Inc. and Lehman Brothers Holdings Inc.

David J. Matlin

Mr. Matlin, age 44, has been a Director of our company since it was formed in October 2004. Mr. Matlin also serves as the Chief Executive Officer of MatlinPatterson Global Advisers LLC, a $3.8 billion private equity firm which he co-founded in 2002 in a spin-off from Credit Suisse First Boston. Prior to the formation of MatlinPatterson in 2002, Mr. Matlin was a Managing Director at Credit Suisse First Boston and the head of its Distressed Securities Group since its formation in 1994. Mr. Matlin also serves as a director of Goss International Corporation.

Christopher R. Pechock

Mr. Pechock, age 40, has been a Director of our company since it was formed in October 2004. Mr. Pechock has served as an investment partner of MatlinPatterson Global Advisers LLC since July 2002. Mr. Pechock was a Director of Credit Suisse First Boston’s Distressed Securities Group from 1999 to 2002. Mr. Pechock has been active in investing in special situations for over 15 years. Mr. Pechock also serves as a director of Goss International Corporation.

Class II Directors (term expires in 2006)

Peter R. Huntsman

Mr. Huntsman, age 42, has served as a Director of our company since it was formed in October 2004. Mr. Huntsman also serves as President and Chief Executive Officer of our company. Prior to his appointment in July 2000 as Chief Executive Officer, Mr. Huntsman had served as President and Chief Operating Officer since 1994. In 1987, Mr. Huntsman joined Huntsman Polypropylene Corporation as Vice President before serving as Senior Vice President and General Manager. Mr. Huntsman has also served as President of Olympus Oil, as Senior Vice President of Huntsman Chemical Corporation and as a Senior Vice President of Huntsman Packaging Corporation, a former subsidiary of our company. Mr. Huntsman is a director or manager, as applicable, of AdMat, HI and certain of our other subsidiaries.

Wayne A. Reaud

Mr. Reaud, age 57, has served as a Director and as Chairman of the Compensation Committee since March 2005. Mr. Reaud is a trial lawyer and the founder of the law firm of Reaud, Morgan & Quinn. For over thirty years he has represented clients in significant cases involving personal injury, product and premises liability, toxic torts and business litigation. Mr. Reaud has handled first impression mass tort litigation involving asbestos premises liability claims, including the largest asbestos product liability class action lawsuit in the history of Texas courts. He also represented the State of Texas in its landmark litigation against the tobacco industry. Mr. Reaud currently serves as Chairman of the Board of the Beaumont Foundation of America and is President and serves as a Director of the Reaud Charitable Foundation. He is a Life Fellow of the Texas Bar Foundation and a Fellow of the International Society of Barristers. Mr. Reaud was chosen as the Most Distinguished Alumni of Texas Tech University Law School in 1998. He is listed in Best Lawyers in America.

Alvin V. Shoemaker

Mr. Shoemaker, age 66, has served as a Director since March 2005. Mr. Shoemaker has been a private investor since his retirement as Chairman of the Board of First Boston Corporation and First Boston, Inc. in 1989, a position he assumed in 1983. Mr. Shoemaker also serves as a director of Wynn Resorts Limited, Frontier Bank and Hanover Corporation.

Class III Directors (term expires in 2007)

Nolan D. Archibald

Mr. Archibald, age 62, has served as a Director since March 2005. Mr. Archibald has been President and Chief Executive Officer of The Black & Decker Corporation since 1986 and Chairman of the Board of The Black & Decker Corporation since 1987. Mr. Archibald also serves as a director of Lockheed Martin Corporation and Brunswick Corporation.

H. William Lichtenberger

Mr. Lichtenberger, age 69, has served as a Director and Chairman of the Nominating and Governance Committee since March 2005. Mr. Lichtenberger was the Chairman and Chief Executive Officer of Praxair, Inc. from 1992 until his retirement in 2000. From 1990 until 1992, he was President and Chief Operating Officer of Union Carbide Corporation. Mr. Lichtenberger also serves as a director of Arch Chemicals, Inc., Ingersoll-Rand Company Limited and AEA Investors, LLC.

Richard Michaelson

Mr. Michaelson, age 53, has served as a Director and as Chairman of the Audit Committee of our company since it was formed in October 2004. Mr. Michaelson is the Chief Financial Officer of Life Sciences Research Inc, a contract research organization providing global outsourcing services to the pharmaceutical industry. Prior to his joining LSR in 1998, he was a partner in Focused Healthcare Partners, a healthcare investment company. Mr. Michaelson was the Chief Financial Officer of Unilab Corporation, California’s largest provider of clinical laboratory services, from 1993 to 1997, and held a succession of senior management positions at MetPath (now Quest Diagnostics) between 1982 and 1993. Mr. Michaelson was a financial analyst at IBM from 1979 to 1982. Mr. Michaelson is a manager of AdMat.

ADDITIONAL INFORMATION REGARDING
THE BOARD OF DIRECTORS

Board Independence

Under the NYSE corporate governance rules, our Board must have a majority of independent directors. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with our company, either directly or as a partner, shareholder or officer of an organization that has a relationship with our company. To assist it in making independence determinations, our Board has adopted independence standards. Under these standards, a director is not independent if:

•       The director is, or has been within the last three years, an employee of Huntsman Corporation or any of its subsidiaries (the “Company”), or an immediate family member is, or has been within the last three years, an executive officer of the Company.

•       The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard.

•       (i) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•       The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•       The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•       The director is an executive officer of any charitable or non-profit organization to which the Company has made, within the preceding three years, contributions in any single fiscal year that exceeded the greater of $1 million, or 2% of such charitable or non-profit organization’s consolidated gross revenues.

On the basis of these standards, our Board has determined that Ms. Evans and Messrs. Archibald, Lichtenberger, Michaelson, Reaud and Shoemaker, who constitute a majority of our ten directors, are independent. Our Board has also determined that each member of the Audit Committee of the Board qualifies as independent under Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). The six independent directors comprise in full the membership of each Board committee described below.

In accordance with our corporate governance guidelines, the non-management directors meet in executive session without management at each regularly scheduled Board meeting. Mr. Jon Huntsman, our Chairman of the Board, is the presiding director at these sessions. In addition, the independent directors meet in executive session at least once annually without those non-management directors who are not independent. The independent directors will choose a lead independent director to preside at these sessions.

Board Meetings and Committees

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Our Board met for the first time in February 2005 and has met in person two additional times to date in 2005 and held one telephonic meeting. Prior to February 2005, all actions taken by the Board were by unanimous written consent. The non-management directors met in executive session at the conclusion of each of the in-person meetings except the initial meeting, and the independent directors met in executive session at the conclusion of the most recent in-person meeting. To date in 2005, each director has attended all Board meetings held during the period for which such person has been a director. In addition, to date in 2005, each director has attended at least 75% of the aggregate of:

•       the total number of meetings of the Board (held during the period for which such person has been a director); and

•       the total number of meetings held by all Board committees on which such person served (during the periods that such person served).

The Board currently has, and appoints the members of, standing Audit, Compensation, and Nominating and Corporate Governance Committees. The Board did not establish these committees until February 2005 and, therefore, there were no committee meetings or actions in 2004. Each of these committees has a written charter approved by the Board. These charters are available on our website at www.huntsman.com. We will also furnish copies of any charter to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com.

The members of the committees are identified in the following table:

Director	Audit	Compensation	Nominating and Corporate Governance
Nolan D. Archibald		X
Marsha J. Evans			X
H. William Lichtenberger	X		Chair
Richard Michaelson	Chair		X
Wayne A. Reaud		Chair
Alvin V. Shoemaker	X	X

Audit Committee.   The Audit Committee has been established to assist the Board in monitoring:

•       the integrity of Huntsman’s financial statements;

•       the independent registered public accounting firm’s qualifications and independence;

•       the performance of Huntsman’s internal audit function and independent registered public accounting firm; and

•       the compliance by Huntsman with legal and regulatory requirements applicable to financial and disclosure matters.

The Audit Committee has sole responsibility for the appointment, retention and termination of the independent registered public accounting firm. The Board has determined that Mr. Michaelson, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the regulations of the SEC. No member of the Audit Committee serves on more than three public company audit committees. The Audit Committee was formed in February 2005 and, to date in 2005, the Audit Committee has held two in-person meetings and four telephonic meetings. The report of the Audit Committee appears under the heading “Report of the Audit Committee of the Board,” below.

Compensation Committee.   The Compensation Committee’s function is to support the Board in fulfilling its oversight responsibilities relating to senior management and director compensation. In this regard, the Board and Compensation Committee seek to align total compensation for the Chief Executive Officer and other senior executives with the long-term interests of stockholders. The Compensation Committee was formed in February 2005 and, to date in 2005, the Compensation Committee has held two in-person meetings. The report of the Compensation Committee appears under the heading “Report of the Compensation Committee of the Board on Executive Compensation,” below.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee (the “Governance Committee”) is appointed by the Board to ensure that the Board governance system performs well. The duties of the Governance Committee include:

•       annually reviewing and reassessing the adequacy of Huntsman’s corporate governance guidelines,

•       monitoring director independence;

•       managing the Board’s annual evaluation process;

•       assessing the appropriate balance of skills, characteristics and perspectives required for an effective Board;

•       identifying, screening and recommending qualified director candidates;

•       periodically reassesses the adequacy of the Board’s size;

•       overseeing succession planning for our Chief Executive Officer; and

•       overseeing our corporate compliance program.

The Governance Committee was formed in February 2005 and, to date in 2005, the Governance Committee has held two in-person meetings and one telephonic meeting.

The Governance Committee identifies director candidates through a variety of means, including recommendations from other Board members and management. From time to time, the Governance Committee may use third-party search consultants to identify director candidates. The Governance Committee will also consider stockholder recommendations for candidates for the Board, which should be sent to the Governance Committee, c/o Corporate Secretary, Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 or to CorporateSecretary@huntsman.com and should include the recommended candidate’s name, biographical data and qualifications. The Governance Committee’s minimum qualifications and specific qualities and skills required for directors are set forth in Section I of Huntsman’s Corporate Governance Guidelines, which can be viewed on our website at www.huntsman.com. The Governance Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The Governance Committee determines whether the candidate meets Huntsman’s minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

Stockholder Communications Policy

Stockholders and other interested parties may communicate directly and confidentially with the Board, the non-management directors, the independent directors, the presiding director or the lead independent director by sending a letter addressed to the intended recipients, c/o Corporate Secretary, Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 or by sending an email specifying the intended recipients to CorporateSecretary@huntsman.com. The Corporate Secretary will review such communications and, if appropriate, forward them only to the intended recipients. Communications that do not relate to the responsibilities of the intended recipients as directors of Huntsman (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded. A copy of our Stockholder Communications Policy is available on our website at www.huntsman.com.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has at any time been an officer or employee of the Company and none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

Corporate Governance

The Board has adopted Corporate Governance Guidelines, and the Governance Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines can be viewed on our website at www.huntsman.com. Among other matters, the guidelines include the following:

•       Membership on the Board will be made of up a majority of independent directors who, at a minimum, meet the criteria for independence required by the NYSE.

•       Each regularly scheduled Board meeting will include an executive session of the non-management directors.

•       The independent directors will meet in executive session at least once annually.

•       The Board and its committees each conduct an annual self-evaluation.

•       Non-management directors are not permitted to serve as a director for more than three other public companies.

•       Our Chief Executive Officer is not permitted to serve as a director for more than two other public companies.

•       Directors are expected to attend all meetings of the Board and of the committees of which they are members.

•       Directors are required to offer their resignation upon a change in their principal occupation.

•       Directors should function consistent with the highest level of professional ethics and integrity.

•       To effectively discharge their oversight duties, directors have full and free access to our officers and employees.

Financial Code of Ethics and Business Conduct Guidelines

The Board has adopted a Financial Code of Ethics for Senior Financial Officers. This code of ethics applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer or Controller. Among other matters, this code of ethics is designed to promote:

•       honest and ethical conduct;

•       avoidance of conflicts of interest;

•       full, fair, accurate, timely and understandable disclosure in reports and documents that Huntsman files with, or submits to, the SEC and in other public communications made by Huntsman;

•       compliance with applicable governmental laws and regulations and stock exchange rules;

•       prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•       accountability for adherence to the code.

In addition, the Board has adopted Business Conduct Guidelines for Huntsman. The Board requires all directors, officers and employees to adhere to these guidelines in addressing the legal and ethical issues encountered in conducting their work. Copies of the Financial Code of Ethics and Business Conduct Guidelines can be viewed on our website at www.huntsman.com. We will also furnish copies of the Financial Code of Ethics and Business Conduct Guidelines to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com.

Compensation of Directors

The Board believes that compensation for independent directors should be competitive and should fairly compensate directors for the time and skills devoted to serving Huntsman but should not be so great as to compromise independence. With the assistance of outside compensation consultants, the Compensation Committee will periodically review Huntsman’s director compensation practices and compare them against the practices of a selected peer group of companies as well as against the practices of public company boards generally.

For 2005, independent directors receive an annual retainer of $125,000 and an annual fee of $10,000 for each committee of our Board on which they serve. The chairperson of the Audit Committee receives an annual fee of $25,000 and the chairpersons of the Compensation Committee and the Governance Committee each receive an annual fee of $15,000, in all cases in lieu of the $10,000 annual committee fee. Directors who are not independent do not receive annual fees. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our Board or its committees and for other reasonable expenses related to the performance of their duties as directors.

In June 2003, we entered into a consulting agreement with Jon M. Huntsman, pursuant to which Mr. Huntsman receives $950,000 per year. In addition, Mr. Huntsman, through payments made by us to Huntsman Financial Consulting, L.C., of which Mr. Huntsman is the sole member, has received compensation from us in the form of perquisites and other personal benefits. Please see “Certain Relationships and Related Party Transactions—Consulting Agreement with Jon M. Huntsman”
and “—Other Transactions with the Huntsman Family.” Mr. Huntsman also is a participant in our Cost Reduction Incentive Plan and receives personal benefits under our Aircraft Use Policy. Please see “Executive Compensation—Cost Reduction Incentive Plan” and “—Aircraft Use Policy.”

The Board believes that Huntsman’s total director compensation package is competitive with the compensation offered by other companies and is fair and appropriate in light of the responsibilities and obligations of Huntsman’s independent directors.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the Proxy Card)

The Audit Committee of the Board has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements for 2005. Deloitte & Touche has served as our auditors since 1984. The Audit Committee has been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in Huntsman or its subsidiaries. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Deloitte & Touche to stockholders for ratification.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy and entitled to vote at the Annual Meeting. Accordingly under Delaware law, our Articles of Incorporation and our Bylaws, abstentions have the same legal effect as a vote against this proposal, but a broker non-vote is not counted for purposes of determining the number of shares represented in person or by proxy and entitled to vote at the Annual Meeting.

In the event that the selection of independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of our company and our stockholders.

One or more representatives of Deloitte & Touche are expected to attend the Annual Meeting and will be available to respond to appropriate questions and, if they desire, will have an opportunity to make a statement.

The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2005.

Fees Paid to Deloitte & Touche

The following table shows the aggregate fees billed by Deloitte & Touche in each of the last two fiscal years for the services indicated:

	2004	2003
	(in millions)
Audit Fees	$14.4	$9.0
Audit-Related Fees	0.6	0.8
Tax Fees	4.4	2.8
All Other Fees	0.3	0.1
Total	$19.7	$12.7

Audit Fees.   Fees for audit services include fees associated with the annual audit, the filing of our registration statement on Form S-1 in connection with our initial public offering, the reviews of our quarterly reports on Form 10-Q, statutory audits required internationally, services related to comfort letters and consents and assistance with other filings and public offering documents filed with the SEC.

Audit-Related Fees.   Fees for audit-related services principally include due diligence in connection with acquisitions and accounting consultations, and consultations on financial accounting and reporting issues.

Tax Fees.   Fees for tax service include tax compliance, tax advice and tax planning including, but not limited to, international tax compliance and advice, federal and state tax advice, mergers and acquisitions tax advice and assistance with the preparation of foreign tax returns (including expatriate tax return preparation).

All Other Fees.   All other fees include fees for services not included in audit fees, audit-related fees and tax fees, such as purchase and implementation of internal control tracking software during 2004 and consultation with various foreign regulatory authorities during 2003.

Pre-approval Policies and Procedures

The Audit Committee has, by resolution, adopted policies and procedures regarding the pre-approval of the performance by Deloitte & Touche of certain audit and non-audit services. Deloitte & Touche may not perform any service enumerated in Section 201(a) of the Sarbanes-Oxley Act of 2002, except as may otherwise be provided by law or regulation. Deloitte & Touche may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. The Audit Committee has pre-approved, by category, the performance by Deloitte & Touche of certain audit and accounting services, certain tax services, and, provided that fees do not exceed $250,000 per individual project, certain other tax services and audit-related services. The Audit Committee has delegated to the committee chairperson the power to pre-approve services beyond those previously described, provided that no services may be approved that are prohibited pursuant to Section 201(a) of the Sarbanes-Oxley Act of 2002 or that appear reasonably likely to compromise the independence of Deloitte & Touche. Any pre-approval granted by the chairperson is reviewed by the Audit Committee at its next regularly scheduled meeting. In addition, the Audit Committee receives an annual report detailing the prior year’s expenditures consistent with the SEC’s accountant fee disclosure requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of September 13, 2005 (except as otherwise indicated) by:

•       each person or group that is known to us to beneficially own more than five percent of our common stock;

•       each director and each named executive officer (as defined in “Executive Compensation,” below) other than Patrick W. Thomas; and

•       all directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
HMP Equity Trust(3)	129,776,387	58.7%
Huntsman Family Holdings Company LLC(3)	129,776,387	58.7%
MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners B, L.P. and MatlinPatterson Global Opportunities Partners (Bermuda) L.P.(3)(4)	129,776,387	58.7%
Jon M. Huntsman(3)	129,776,387	58.7%
Nolan D. Archibald	20,000	*
Marsha J. Evans(5)	10,000	*
Peter R. Huntsman(3)(6)	130,139,230	58.8%
H. William Lichtenberger	20,000	*
David J. Matlin(3)(4)	129,776,387	58.7%
Richard Michaelson	4,000	*
Christopher R. Pechock(3)(4)	129,776,387	58.7%
Wayne E. Reaud	250,000	*
Alvin V. Shoemaker	2,000	*
J. Kimo Esplin(6)	158,323	*
Samuel D. Scruggs(6)	172,323	*
Anthony P. Hankins(6)	54,469	*
Paul G. Hulme(6)	58,569	*
All directors and executive officers as a group (21 persons)(3)(6)	131,103,310	59.3%

*                    Less than 1%

(1)          Unless otherwise indicated, the address of each beneficial owner is c/o Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 and such beneficial owner has sole voting and dispositive power over such shares.

(2)          Based upon an aggregate of 221,188,543 shares outstanding, which includes 737,059 outstanding restricted shares issued pursuant to our stock incentive plan.

(3)          The beneficiaries of HMP Equity Trust are Huntsman Family Holdings Company LLC (“Huntsman Family Holdings”) and MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners B, L.P. and MatlinPatterson Global Opportunities Partners (Bermuda) L.P. (collectively, “MatlinPatterson”). Huntsman Family Holdings is controlled by Jon M. Huntsman. MatlinPatterson is controlled by David J. Matlin and Mark R. Patterson through MatlinPatterson Global Advisers LLC, MatlinPatterson Asset Management LLC, MatlinPatterson Global Partners LLC, and MatlinPatterson LLC. Jon M. Huntsman, Peter R. Huntsman, Christopher R. Pechock and David J. Matlin share voting control of the shares of our common stock held by HMP Equity Trust.

Specifically, Jon M. Huntsman and Peter R. Huntsman control the voting of the shares of our common stock held by HMP Equity Trust, provided however, that the shares will not be voted in favor of certain fundamental corporate actions without the consent of MatlinPatterson, through its representatives David J. Matlin and Christopher R. Pechock. Huntsman Family Holdings has investment power over the portion of the shares owned by HMP Equity Trust that are allocated to Huntsman Family Holdings’ beneficial interest in HMP Equity Trust. MatlinPatterson has investment power over the portion of the shares owned by HMP Equity Trust that are allocated to MatlinPatterson’s beneficial interest in HMP Equity Trust. Huntsman Family Holdings, Jon M. Huntsman and Peter R. Huntsman disclaim beneficial ownership of all of the shares owned by HMP Equity Trust that are allocated to MatlinPatterson’s beneficial interest in HMP Equity Trust. David J. Matlin, Mark R. Patterson, Christopher R. Pechock and MatlinPatterson disclaim beneficial ownership of all of the shares owned by HMP Equity Trust that are allocated to Huntsman Family Holdings’ beneficial interest in HMP Equity Trust. The shares of our common stock held by HMP Equity Trust are allocated as follows: 72,168,405 shares are allocated to the beneficial interest of MatlinPatterson, 51,143,624 shares are allocated to the beneficial interest of Huntsman Family Holdings and 6,464,358 shares are unallocated and will be allocated between the beneficial interests of Huntsman Family Holdings and MatlinPatterson approximately 18 months after the date of our initial public offering based on the trading price of our common stock.

(4)          The address of each of these beneficial owners is c/o MatlinPatterson Global Advisers LLC, 520 Madison Avenue, New York, New York 10022.

(5)          Ms. Evans’ shares were acquired on September 20, 2005.

(6)          Includes restricted shares granted pursuant to our stock incentive plan in connection with our initial public offering as follows: Peter R. Huntsman—150,134; J. Kimo Esplin—51,969; Samuel D. Scruggs—51,969; Anthony P. Hankins—51,969; Paul G. Hulme—51,969; and all executive officers and directors as a group—541,635. Does not include shares that may be acquired through the exercise of options to purchase shares of our common stock granted pursuant to our stock incentive plan in connection with our initial public offering as follows: Peter R. Huntsman—454,950; J. Kimo Esplin—157,483; Samuel D. Scruggs—157,483; Anthony P. Hankins—157,483; Paul G. Hulme—157,483; and all executive officers and directors as a group—1,641,322. None of such options are exercisable within 60 days of the date hereof.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board (the “Committee”) is composed of three independent directors: Wayne A. Reaud (Chairman), Nolan D. Archibald, and Alvin V. Shoemaker. The Committee operates pursuant to a charter, which is available on the Company’s website at www.huntsman.com.

The Committee has responsibility for the review, evaluation and approval of executive compensation, including the compensation philosophy, policies and plans for the Company’s executive officers. The Committee also conducts an annual review of the Chief Executive Officer’s performance and his compensation under various circumstances, including upon retirement and upon a change in control. The Committee regularly reports to the Board regarding executive compensation matters. The Committee was formed in February 2005 at the time of the Company’s initial public offering, and the current members of the Committee were appointed to the Committee in March 2005. Consequently, compensation for years prior to 2005 was not determined by the Committee.

Philosophy

The Company’s executive compensation programs are designed to attract, motivate and retain executives critical to the Company’s long-term success and the creation of stockholder value. The Committee’s fundamental philosophy is to closely link executive officers’ compensation with the achievement of annual and long-term performance goals and that superior performance should have a corresponding impact on compensation. The Committee believes that compensation decisions are complex and best made after a careful review of Company performance and industry compensation levels. The Committee intends to award compensation that is based upon Company, business division and individual performance and that is designed to motivate the Company’s executive officers to achieve strategic objectives and to continue to perform at the highest levels in the future.

The Company’s cash compensation package for executive officers includes base salary with an annual performance-based bonus. The Committee intends to include a significant equity component in total compensation because it believes that equity-based compensation aligns the long-term interest of employees with those of stockholders. The Committee also believes that stock-based incentive grants are a means to drive long-term performance and promote ownership in the Company.

Methodology

The Company has historically utilized nationally recognized, industry reference surveys to assess the competitiveness of executive compensation. The Committee has selected and retained an independent executive compensation consultant to provide advice on executive compensation matters, both generally and within the chemical industry. The consultant assists the Committee in evaluating and developing programs and approaches to compensate the Company’s executive officers competitively. The Committee also reviews executive compensation practices of the Company’s key competitors and several Fortune 500 companies.

The Committee is developing a compensation program that is structured to provide executive officers with a total compensation package that, at expected levels of performance, is competitive with those provided to other executives holding comparable positions or having similar qualifications in other similarly situated organizations. Peer companies are specifically utilized by the Committee in evaluating compensation levels of all executive officers; however, the Committee also receives advice regarding compensation levels from its executive compensation consultant, who utilizes a number of other sources, including information from other companies.

Annual Compensation

Base Salary.   The 2004 base salaries for the executive officers were set by the compensation committee of the Company’s predecessor. For 2005, the Committee approved base salary increases in the range of 3.5% to 6.7% for executive officers. The Committee intends to establish the base salary levels of the Chief Executive Officer and other executive officers after reviewing salary survey data of other industrial companies and by reference to the 50th percentile for base salary of comparable executive positions at key competitors. Base salaries of the executive officers are reviewed annually, with adjustments based on updated salary data, increases in the cost of living, job performance of the executive officer over time, the expansion of duties and responsibilities, if any, and general market salary levels. No specific weight or emphasis is placed on any one of these factors. Adjustment of an individual executive officer’s actual base salary above the 50th percentile of this reference group would generally be based upon:

•       Achieving or exceeding key business objectives;

•       Highly developed individual skills critical to the Company;

•       Demonstrating an ability to positively impact stockholder value;

•       Consistently superior levels of performance; and

•       Experience and level of responsibility.

Annual Incentive Compensation.   Annual incentive compensation enables executive officers and other key employees of the Company to earn annual cash bonuses for meeting or exceeding the Company’s financial goals as well as for individual performance. For executive officers, the Company’s annual incentive compensation program provides for target opportunities generally in the range of 50% to 80% of base salary with maximum bonus potential set at 1.5 times the applicable target percentage. Individual awards reflect both group performance and individual contributions to success. For divisional participants, the annual incentive for 2004 was based on the Company’ adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), divisional EBITDA, and business improvement metrics. For other participants, the annual incentive compensation for 2004 was based largely on a Company EBITDA goal. In 2004, performance against these measures generated bonuses for executive officers in the range of 40% to 92% of base salary. The bonuses for 2004 for the Chief Executive Officer and other named executive officers is disclosed in the “Bonus” column of the Summary Compensation Table. Please see “Executive Compensation—Summary Compensation Table,” below. For 2005, bonus metrics and corresponding weightings for our executive officers other than the Chief Executive Officer are EBITDA (45%), compliance measures (20%) and individual metrics (35%). For a description of metrics applicable to our Chief Executive Officer, see “Chief Executive Officer Compensation” below.

Long-Term Compensation.   In 2005 the Board approved a long-term incentive compensation plan called the Stock Incentive Plan.  This plan provides a means through which certain employees of the Company, including executive officers, can develop an economic interest, through ownership in the Company’s common stock, in the financial success of the Company. Concurrent with the Company’s initial public offering in February 2005, the Board approved equity awards to the Chief Executive Officer and other named executive officers as follows:

Name	Position	Stock Options (shares)	Restricted Stock (shares)	Total (shares)
Peter R. Huntsman	President and Chief Executive Officer	454,950	150,134	605,084
J. Kimo Esplin	Executive Vice President and Chief Financial Officer	157,483	51,969	209,452
Samuel D. Scruggs	Executive Vice President and General Counsel	157,483	51,969	209,452
Anthony P. Hankins	Division President, Polyurethanes	157,483	51,969	209,452
Paul G. Hulme	Division President, Advanced Materials	157,483	51,969	209,452

There has been no commitment made for equivalent levels of equity grants in subsequent years. However, the Committee intends to include a significant equity component in total annual compensation because the Committee believes that equity-based compensation aligns the long-term interest of employees with those of stockholders. The Committee intends to make any future grant awards consistent with the methodology described earlier in this report.

Executive Stock Ownership Guidelines.   The Board has adopted Executive Stock Ownership Guidelines, which apply to the Company’s executive officers, including the Chief Executive Officer and the other named executive officers. The Guidelines require executive officers to achieve and maintain ownership levels of Huntsman stock equal to five times base salary for the Chief Executive Officer and two times base salary for other executive officers. Once established, an executive officer’s required ownership level generally does not change as a result of changes in annual base salary or fluctuations in Huntsman’s common stock price. Shares that count towards satisfaction of the Guidelines include:

•       shares owned outright by the executive officer or his or her immediate family members residing in the same household;

•       restricted stock issued as part of an executive officer’s long-term compensation whether or not vested; and

•       shares acquired upon option exercise that the executive officer continues to hold.

Executive officers are required to achieve their specified ownership levels within five years. Until these levels are achieved, executive officers are required to retain at least 50% of net shares delivered through Huntsman’s executive compensation plans. Shares acquired by an executive officer prior to the adoption of the Executive Stock Ownership Guidelines are not subject to the retention restriction. Once achieved, the specified ownership level must be maintained for as long as the executive officer is subject to the Guidelines. Exclusions for estate planning, gifts to charity, education and primary residence apply to the retention requirement. However, exclusions do not affect the requirement that executive officers achieve their specified ownership levels within the five-year period. In addition, hardship exemptions may be available in rare instances. A copy of the Executive Stock Ownership Guidelines is available on our website at www. huntsman.com.

Cost Reduction Incentive Plan

In connection with the Company’s efforts to reduce fixed costs, the Board has adopted the Huntsman Cost Reduction Incentive Plan. This plan functions as a temporary compensation device and is used to encourage key employees to reduce fixed costs by providing incentive pay based upon the reduction in fixed costs for 2005 and 2006 relative to fixed costs for 2002. There are approximately 60 participants in the plan, including the Chairman of the Board and all the executive officers. Please see “Executive Compensation—Cost Reduction Incentive Plan,” below.

Aircraft Use Policy

Company policy permits the Chief Executive Officer to use Company aircraft for personal travel. The value of such personal travel in fiscal 2004, which was $68,780, is disclosed in the “Other Annual Compensation” column of the Summary Compensation Table. Please see “Executive Compensation—Summary Compensation Table,” below. In August 2005, the Board adopted a new aircraft policy, under which the Chief Executive Officer and the Chairman of the Board may receive personal benefits. Please see “Executive Compensation—Aircraft Use Policy,” below.

Other Compensation

The Committee has also reviewed the participation of executive officers in the Company’s retirement and savings plans. Executive officers participate in the Company’s qualified retirement and savings plans (defined benefit and defined contribution) and health and welfare programs on the same relative basis as other employees. Please see “Executive Compensation—Retirement Plans” for information on supplemental retirement arrangements for the named executive officers. The Company also provides its executive officers with the use of a car for personal transportation purposes.

Chief Executive Officer Compensation

Mr. Huntsman’s base salary was increased by 2.0% during 2004 to $1,365,780. His award under the annual incentive compensation program was $550,000. When viewed in combination, his 2004 base salary plus annual incentive compensation is beneath the 50th percentile for peer level positions. For 2005, Mr. Huntsman’s base salary was increased by 3.5% to 1,413,600, and his bonus eligibility is targeted at 80% of his base salary up to a maximum of 120% of his base salary. Mr. Huntsman’s bonus metrics and weightings are Company EBITDA (75%) and compliance and Board performance evaluation (25%).

Annual Review of Aggregate Compensation

The Committee has reviewed all components of compensation for the Company’s Chief Executive Officer and other executive officers. This includes base salary, annual incentive compensation, the dollar value to the executive officer and cost to the Company of all perquisites and other personal benefits, projected payout obligations under the Company’s supplemental retirement plans and under several potential severance and change-in-control scenarios. A tally sheet setting forth all the above components has been reviewed by the Committee.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code prevents publicly traded companies from receiving a tax deduction on certain compensation paid to specific executive officers in excess of $1,000,000 in any taxable year. The Committee’s approach with respect to qualifying compensation paid to executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to maximize tax deductibility. However, non-deductible compensation may still be paid to executive officers when necessary for competitive reasons or to attract or retain a key executive, or where achieving maximum tax deductibility would not be in the best interest of the Company.

Conclusion

Attracting and retaining talented and motivated management and employees is essential to creating long-term stockholder value. Offering a comprehensive and competitive, performance-based compensation program helps to achieve this objective by aligning the interests of executive officers and other key employees with those of stockholders.

Based on its review, the Committee found the Chief Executive Officer’s and other executive officers’ total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.

COMPENSATION COMMITTEE
Wayne A. Reaud, Chair
Nolan D. Archibald
Alvin V. Shoemaker

EXECUTIVE COMPENSATION

The following summary compensation table presents information concerning compensation earned in the fiscal years ended December 31, 2004, 2003 and 2002 by the Chief Executive Officer and the four other most highly compensated executive officers of Huntsman at the end of 2004. Information is also included for the former president of our polyurethanes business, who would have been among the most highly compensated executive officers if he had not ceased his employment prior to the end of 2004. We refer to these six persons collectively as the “named executive officers.” Huntsman’s compensation policies are discussed above under the heading “Report of the Compensation Committee of the Board on Executive Compensation.”

Summary Compensation Table

		Annual Compensation(1)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(2)		All Other Compensation
Peter R. Huntsman	2004	$1,359,085	$550,000	$869,043	(3)	$158,022	(4)
President, Chief Executive Officer	2003	$1,329,249	$500,000	$1,538,136	(5)	$172,340	(4)
and Director	2002	$1,144,000	$750,000	$452,434	(6)	$135,520	(4)
J. Kimo Esplin	2004	$420,007	$360,000			$72,001	(7)
Executive Vice President and	2003	$410,775	$300,000			$49,336	(7)
Chief Financial Officer	2002	$397,318	$400,000			$23,464	(7)
Samuel D. Scruggs	2004	$350,175	$325,000			$42,941	(8)
Executive Vice President and	2003	$342,448	$450,000			$37,122	(8)
General Counsel	2002	$332,350	$400,000			$22,970	(8)
Anthony P. Hankins	2004	$423,466	$350,000	$92,564	(9)	$23,327	(10)
Division President, Polyurethanes	2003	$360,630	$200,000	$147,518	(11)	$5,063	(10)
	2002	$339,446	$157,021	$121,597	(12)	$3,440	(10)
Paul G. Hulme	2004	$395,605	$300,000	$435,142	(13)
Division President, Advanced	2003	$332,040	$329,691	$327,472	(14)
Materials	2002	$179,942	$167,555	$293,403	(15)
Patrick W. Thomas(16)	2004	$335,847		$3,960,333	(17)
Former Division President,	2003	$554,792	$233,000	$651,320	(18)
Polyurethanes	2002	$484,544	$452,136	$549,036	(19)

(1)          All compensation for Messrs. Huntsman, Esplin and Scruggs was paid entirely by our former subsidiary Huntsman LLC. All compensation for Messrs. Hankins, Hulme and Thomas was paid entirely by our subsidiary Huntsman International LLC or one of its subsidiaries. Compensation figures for these executives shown on the table represent 100% of the compensation paid by our company and all of our affiliates to such executives.

(2)          Excludes perquisites and other personal benefits, securities or property received by the named executive officer which are less than either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(3)          Perquisites and other personal benefits in the amount of $869,043 were provided for the named executive officer, including $789,298 for taxes and tax gross-ups paid in connection with foreign assignment and $68,780 for personal use of company aircraft and related tax gross-ups.

(4)          Consists of $4,100, $4,000 and $4,000 employer’s contribution to the Salary Deferral Plan for 2004, 2003 and 2002, respectively, $5,195 and $2,000 employer’s contribution to the Supplemental Savings Plan for 2004 and 2003, respectively, $16,400, $16,000 and $16,000 employer’s contribution to the

Money Purchase Plan for 2004, 2003 and 2002, respectively, and $132,327, $150,340 and $115,520 employer’s contribution to the money purchase pension plan portion of the Huntsman SERP for 2004, 2003 and 2002, respectively.

(5)          Perquisites and other personal benefits in the amount of $1,538,136 were provided for the named executive officer, including $1,190,763 for taxes and tax gross-ups paid in connection with foreign assignment.

(6)          Perquisites and other personal benefits in the amount of $452,434 were provided for the named executive officer, including $345,244 for taxes paid in connection with foreign assignment.

(7)          Consists of $4,100, $4,000 and $4,000 employer’s contribution to the Salary Deferral Plan for 2004, 2003 and 2002, respectively, $10,300 and $12,215 employer’s contribution to the Supplemental Savings Plan for 2004 and 2003, respectively, $16,400, $6,000 and $6,000 employer’s contribution to the Money Purchase Plan for 2004, 2003 and 2002, respectively, and $41,201, $27,121 and $13,464 employer’s contribution to the money purchase pension plan portion of the Huntsman SERP for 2004, 2003 and 2002, respectively.

(8)          Consists of $4,100, $4,000 and $4,000 employer’s contribution to the Salary Deferral Plan for 2004, 2003 and 2002, respectively, $11,903 and $10,849 employer’s contribution to the Supplemental Savings Plan for 2004 and 2003, respectively, $6,150, $6,000 and $6,000 employer’s contribution to the Money Purchase Plan for 2004, 2003 and 2002, respectively, and $20,788, $16,273 and $12,970 employer’s contribution to the money purchase pension plan portion of the Huntsman SERP for 2004, 2003 and 2002, respectively.

(9)          Perquisites and other personal benefits in the amount of $92,564 were provided for the named executive officer, including $52,175 as a housing allowance and $40,390 for location and other allowances for foreign assignment.

(10)   Consists of $9,225 employer’s contribution to the Salary Deferral Plan for 2004, $7,477 employer’s contribution to the Supplemental Savings Plan for 2004, $6,085 employer’s contribution to the Money Purchase Plan for 2004, and $540, $5,063 and $3,440 employer’s contribution to the money purchase pension plan portion of the Huntsman SERP for 2004, 2003 and 2002, respectively.

(11)   Perquisites and other personal benefits in the amount of $147,518 were provided for the named executive officer, including $52,609 for taxes and tax gross-ups paid in connection with foreign assignment, $50,172 as a housing allowance and $44,737 for other allowances for foreign assignment.

(12)   Perquisites and other personal benefits in the amount of $121,597 were provided for the named executive officer, including $27,842 for taxes and tax gross-ups paid in connection with foreign assignment, $50,172 as a housing allowance and $34,388 for other allowances for foreign assignment.

(13)   Perquisites and other personal benefits in the amount of $435,142 were provided for the named executive officer, including $341,052 for taxes and tax gross-ups paid in connection with foreign assignment, $51,737 as a housing allowance and $24,809 for location and other allowances for foreign assignment.

(14)   Perquisites and other personal benefits in the amount of $327,472 were provided for the named executive officer, including $227,474 for taxes and tax gross-ups paid in connection with foreign assignment, $46,006 as a housing allowance and $38,458 for location and other allowances for foreign assignment.

(15)   Perquisites and other personal benefits in the amount of $293,403 were provided for the named executive officer, including $177,667 for taxes and tax gross-ups paid in connection with foreign assignment, $64,380 as a temporary allowance and $27,585 as a housing allowance.

(16)   Mr. Thomas ceased to be an executive officer on February 29, 2004.

(17)   Perquisites and other personal and severance benefits in the amount of $3,960,333 were provided for the named executive officer, including $632,911 for taxes and tax gross-ups paid in connection with foreign assignment, $48,610 as a housing allowance, $17,009 for location and other allowances, $8,653 for school fees and $3,237,771 for various severance payments.

(18)   Perquisites and other personal benefits in the amount of $651,320 were provided for the named executive officer, including $473,951 for taxes and tax gross-ups paid in connection with foreign assignment, $98,593 as a housing allowance and $58,788 for location and other allowances for foreign assignment.

(19)   Perquisites and other personal benefits in the amount of $549,036 were provided for the named executive officer, including $397,685 for taxes and tax gross-ups paid in connection with foreign assignment, $82,180 for housing expenses and $39,260 for location and other allowances for foreign assignment.

Cost Reduction Incentive Plan

In connection with our Project Coronado cost reduction program, we have adopted the Huntsman Cost Reduction Incentive Plan. The purpose of the plan is to encourage key employees to reduce fixed costs by providing incentive pay based upon the reduction in fixed costs for 2005 and 2006 relative to fixed costs for 2002. Fixed costs are calculated in accordance with the plan, on a constant currency basis. There are approximately 63 participants in the plan, including our Chairman of the Board and all of our executive officers. Plan participants will receive a bonus for 2005 if our annualized fixed costs as measured at the end of the second half of 2005 are at least $150 million less than our fixed costs for 2002 and will receive a bonus for 2006 if our annualized fixed costs as measured at the end of the first half of 2006 are at least $150 million less than our fixed costs for 2002. The aggregate bonus pool amount for each of 2005 and 2006 will be between 5% and 10% of the fixed cost reduction for the applicable period, depending on the amount of the reduction. No bonus will be paid for a period if the amount of the fixed cost reduction for that period is less than $150 million. Each participant’s share of the aggregate bonus pool was determined by the compensation committee of Huntsman Corporation. In general, in order to receive a bonus for 2005 or 2006, a participant must be employed at the end of that year or either have been terminated by us other than for reasonable cause or have voluntarily terminated for good reason. Bonuses for 2005 will be payable no later than March 31, 2006, and bonuses for 2006 will be payable no later than January 7, 2007. However, we have the right to defer payments under certain circumstances. Bonuses will be payable in lump-sum cash payments, subject to our right to pay all or part of a bonus in shares of our common stock.

Aircraft Use Policy

In August 2005, the Board adopted an Aircraft Use Policy. Under the Policy, the Chairman of the Board, Chief Executive Officer, any Executive Vice President and any Division President may have personal use of corporate aircraft to the extent that such person pays for the costs of such use pursuant to an aircraft time sharing agreement. Notwithstanding the foregoing, the Committee may permit the Chairman of the Board and the Chief Executive Officer to have personal use of corporate aircraft without cost; provided that the Committee may limit such use in any given calendar year to a specified dollar amount. For 2005, such use by the Chairman of the Board is limited to $250,000 and such use by the Chief Executive Officer is unlimited. We will make gross-up payments to the Chairman of the Board and the Chief Executive Officer in amounts equal to the out-of-pocket tax obligations resulting from their personal use of corporate aircraft without cost. In addition, if income is required to be imputed to any person for use of the corporate aircraft in a situation where such use has a business purpose under the Policy, we will make gross-up payments to such person in amounts equal to the out-of-pocket tax obligations resulting from such use.

Retirement Plans

U.S. Retirement Plans

In the U.S. we sponsor the Huntsman Defined Benefit Pension Plan (the “Huntsman Pension Plan”), a tax-qualified defined benefit pension plan, and a non-qualified supplemental pension plan (the “Huntsman SERP”). Effective July 1, 2004, the formula used to calculate future benefits under the Huntsman Pension Plan and the Huntsman SERP was changed to a cash balance formula. The benefits accrued under the plans as of June 30, 2004 were used to calculate opening cash balance accounts. We also sponsor the Huntsman Salary Deferral Plan, a broad-based 401(k) plan, the Huntsman Money Purchase Plan and the Huntsman Supplemental Savings Plan.

Huntsman Pension Plan.   Of our named executive officers, Messrs. Peter Huntsman, Esplin and Scruggs were participants in the Huntsman Pension Plan in 2004. The Huntsman Pension Plan expresses benefits as a hypothetical cash balance account established in each participant’s name. A participant’s account receives two forms of credits: “pay credits” and “interest credits.” Pay credits equal a percentage of a participant’s compensation and are credited to a participant’s account on an annual basis. “Compensation” for this purpose includes both salary and bonus as described in the Summary Compensation Table, but subject to the compensation limit applicable to tax-qualified plans ($205,000 for 2004). The applicable pay credit percentage ranges between 4% and 12% depending on the participant’s combined age and years of service as of the start of each plan year. “Interest credits” for a plan year are based on the 30-year U.S. Treasury yield for November of the prior year. The minimum annual interest credit rate is 5.0%. In addition, plan participants who met certain age and service requirements on July 1, 2004 are entitled to receive “transition credits.” Transition credits are payable for up to five years and equal a percentage of a participant’s compensation. The applicable transition credit percentage is from 1% to 8% depending on the participant’s combined age and years of service as of July 1, 2004.

At termination of employment after having completed at least five years of service, a participant will receive the amount then credited to the participant’s cash balance account in an actuarially equivalent joint and survivor annuity (if married) or single life annuity (if not married). Participants may also choose from other optional forms of benefit, including a lump-sum payment in the amount of the cash balance account. The Huntsman Pension Plan also includes a minimum benefit that guarantees that a participant’s benefit will not be less than the benefit accrued under the prior formula at transition (July 1, 2004) plus the benefit attributable to pay credits, with interest credits, beginning July 1, 2004.

Huntsman SERP.   The Huntsman SERP provides benefits for designated executive officers based on certain compensation amounts not included in the calculation of benefits payable under the Huntsman Pension Plan. Of our named executive officers, Messrs. Peter Huntsman, Esplin, and Scruggs were participants in the Huntsman SERP in 2004. The compensation amounts taken into account for these named executive officers under the Huntsman SERP include compensation in excess of the qualified plan limitations. The Huntsman SERP benefit is calculated as the difference between (1) the benefit determined using the Huntsman Pension Plan formula with unlimited base salary plus bonus, and (2) the benefit determined using base salary plus bonus as limited by federal regulations. Upon a change in control (as defined in the Huntsman SERP), participants will receive the present value of the benefits payable to them under the Huntsman SERP.

The number of completed years of credited service as of December 31, 2004 for Messrs. Peter Huntsman, Esplin and Scruggs under the Huntsman Pension Plan and Huntsman SERP were 21 years, 10 years and 8 years, respectively. At December 31, 2004, these named executive officers were 41, 42 and 45 years of age, respectively.

Estimated Annual Benefits Payable to Named Executive Officers.   The following table provides the estimated projected annual benefits from the Huntsman Pension Plan and the Huntsman SERP, payable as a lifetime annuity, commencing at normal retirement age (age 65) for Messrs. Peter Huntsman, Esplin and Scruggs. These projections are based on continued employment to age 65 and a 5.12% interest credit rate (the rate in effect for 2004).

Name	Year of 65th Birthday	Estimated Annual Benefit
Peter Huntsman	2028	$1,585,000
Kimo Esplin	2027	375,000
Sam Scruggs	2024	313,000

The Huntsman SERP also provides benefits not available under the Huntsman Money Purchase Pension Plan (a qualified money purchase pension plan in which Messrs. Peter Huntsman, Esplin and Scruggs participate) because of limits under federal law on compensation that can be counted and amounts that can be allocated to accounts within the Huntsman Money Purchase Pension Plan. The amount of benefits accrued under the Huntsman SERP relating to the Huntsman Money Purchase Pension Plan for these named executive officers is included in the Summary Compensation Table in the “All Other Compensation” column.

Huntsman Supplemental Savings Plan.   The Huntsman Supplemental Savings Plan allows designated executive officers to defer up to 50% of eligible salary and up to 82% of bonus. The Huntsman Supplemental Savings Plan also provides benefits for participants in the form of company matching contributions based on certain compensation amounts not included in the calculation of benefits payable under the Huntsman Salary Deferral Plan because of limits under federal law on compensation that can be counted and amounts that can be allocated to accounts within the Huntsman Salary Deferral Plan. The amount of benefits accrued under the Huntsman Supplemental Savings Plan for the named executive officers is included in the Summary Compensation Table in the “All Other Compensation” column.

Huntsman Belgium Pension Fund

Messrs. Hulme and Thomas participate in the Huntsman Pension Fund VZW in Belgium (the “Huntsman Belgium Pension Fund”). The following table shows the estimated annual benefit payable under the Huntsman Belgium Pension Fund on reaching age 60 in specified final pensionable earnings and years-of-benefit service classifications.

Final Pensionable	Years of Benefit Service at Retirement
Compensation	5	10	15	20	25	30	35	40
$ 200,000	12,609	25,217	37,826	50,434	63,043	75,651	88,260	100,869
250,000	16,364	32,728	49,092	65,456	81,820	98,184	114,548	130,912
300,000	20,119	40,239	60,358	80,478	100,597	120,717	140,836	160,955
350,000	23,875	47,750	71,625	95,499	119,374	143,249	167,124	190,999
400,000	27,630	55,261	82,891	110,521	138,151	165,782	193,412	221,042
450,000	31,386	62,771	94,157	125,543	156,929	188,314	219,700	251,086
500,000	35,141	70,282	105,423	140,565	175,706	210,847	245,988	281,129
550,000	38,897	77,793	116,690	155,586	194,483	233,379	272,276	311,173
600,000	42,652	85,304	127,956	170,608	213,260	255,912	298,564	341,216
650,000	46,407	92,815	139,222	185,630	232,037	278,445	324,852	371,259
700,000	50,163	100,326	150,489	200,651	250,814	300,977	351,140	401,303
750,000	53,918	107,837	161,755	215,673	269,591	323,510	377,428	431,346
800,000	57,674	115,347	173,021	230,695	288,369	346,042	403,716	461,390
850,000	61,429	122,858	184,287	245,717	307,146	368,575	430,004	491,433
900,000	65,185	130,369	195,554	260,738	325,923	391,107	456,292	521,477
950,000	68,940	137,880	206,820	275,760	344,700	413,640	482,580	551,520
1,000,000	72,695	145,391	218,086	290,782	363,477	436,173	508,868	581,563

Participants in the Huntsman Belgium Pension Fund may elect a lump sum benefit equal to 8.57% of final pensionable compensation up to the Belgian Social Security earnings ceiling, plus 18.21% of pensionable compensation above the ceiling, times years of service. Final pensionable compensation is 12 times the monthly base salary for the final year of employment. Covered compensation for Messrs. Hulme and Thomas under the plan is reflected in the “Salary” column of the Summary Compensation Table. As of December 31, 2004, Mr. Hulme had approximately 16 years of service in Belgium and was 48 years of age. On July 31, 2004, the date of his separation, Mr. Thomas had 15 years of service in Belgium (in addition to 39 months that were credited in connection with his termination) and was 47 years of age. The benefit amounts for the Huntsman Belgium Pension Fund shown in the table do not include Belgian Social Security benefits, which are payable in addition to such benefit amounts.

Huntsman Pension Scheme

Messrs. Hankins, Hulme and Thomas participate in the Huntsman Pension Scheme in the U.K. The following table shows the estimated annual benefit payable under the Huntsman Pension Scheme on reaching age 62 in specified final pensionable earnings and years-of-service classifications.

Final Pensionable	Years of Benefit Service at Retirement
Compensation	5	10	15	20	25	30	35	40
$ 200,000	17,920	35,840	53,760	71,680	89,599	107,519	125,439	133,333
250,000	22,495	44,990	67,485	89,980	112,474	134,969	157,464	166,667
300,000	27,070	54,140	81,210	108,280	135,349	162,419	189,489	200,000
350,000	31,645	63,290	94,935	126,580	158,224	189,869	221,514	233,333
400,000	36,220	72,440	108,660	144,880	181,099	217,319	253,539	266,667
450,000	40,795	81,590	122,385	163,180	203,974	244,769	285,564	300,000
500,000	45,370	90,740	136,110	181,480	226,849	272,219	317,589	333,333
550,000	49,945	99,890	149,835	199,780	249,724	299,669	349,614	366,667
600,000	54,520	109,040	163,560	218,080	272,599	327,119	381,639	400,000
650,000	59,095	118,190	177,285	236,380	295,474	354,569	413,664	433,333
700,000	63,670	127,340	191,010	254,680	318,349	382,019	445,689	466,667
750,000	68,245	136,490	204,735	272,980	341,224	409,469	477,714	500,000
800,000	72,820	145,640	218,460	291,280	364,099	436,919	509,739	533,333
850,000	77,395	154,790	232,185	309,580	386,974	464,369	541,764	566,667
900,000	81,970	163,940	245,910	327,880	409,849	491,819	573,789	600,000
950,000	86,545	173,090	259,635	346,180	432,724	519,269	605,814	633,333
1,000,000	91,120	182,240	273,360	364,480	455,599	546,719	637,839	666,667

The Huntsman Pension Scheme provides benefits equal to 2.2% (1/45th) of final pensionable compensation up to $20,072 (£11,250), plus 1.83% of final pensionable compensation above $20,072 (£11,250), minus 1/50th of the current State pension benefit, times actual years of service; subject to a maximum limit of 2/3rd of final pensionable compensation times actual years of service, divided by total possible service to retirement. Final pensionable compensation is gross salary received during the 12 months prior to retirement less any profit sharing payments. These benefits include U.K. social security benefits. As of December 31, 2004, Mr. Hankins had approximately 25 years of service in the U.K. and Mr. Hulme had approximately 5 years of service in the U.K. As of July 31, 2004, Mr. Thomas had approximately 10 years of service in the U.K.

International Pension Plan

Messrs. Hulme and Thomas also participate in the International Pension Plan (the “IPP”), which is a nonregistered plan designed to protect the pension benefits of employees whose service involves participation in pension plans in more than one country. Through the IPP, each of Messrs. Hulme and Thomas at retirement can elect to receive a total pension benefit (which includes retirement benefits being provided by the Huntsman Belgium Pension Fund and the Huntsman Pension Scheme) that is the greater of (1) the benefit under the Huntsman Pension Scheme (with slight modifications if he has less than 10 years of actual U.K. service) based upon his combined service in Belgium and the U.K. and his U.K. notional salary, or (2) the benefit under the Huntsman Belgium Pension Fund based upon his combined service in Belgium and the U.K. Currently, the benefit under the IPP using the Huntsman Belgium Pension Fund is the most beneficial for both Mr. Hulme, who had 21 years of total service as of December 31, 2004, and Mr. Thomas, who had approximately 25 total years of service (in addition to 39 months that were credited in connection with his termination) as of July 31, 2004.

Stock Incentive Plan

The following contains a summary of the material terms of the Huntsman Stock Incentive Plan (the “Stock Incentive Plan”), which was adopted by our Board of Directors and approved by our stockholders. The description of such terms is not complete. For more information, we refer you to the full text of the Stock Incentive Plan, which was filed as an exhibit to our registration statement on Form S-1 in connection with our initial public offering.

The Stock Incentive Plan permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, phantom stock, performance awards and other stock-based awards (“Awards”) to our employees, directors and consultants and to employees and consultants of our subsidiaries, provided that incentive stock options may be granted solely to employees. A maximum of 21,590,909 shares of common stock may be delivered pursuant to Awards under the Stock Incentive Plan. The number of shares deliverable pursuant to the Awards under the Stock Incentive Plan is subject to adjustment on account of mergers, consolidations, reorganizations, stock splits, stock dividends and other dilutive or enlarging changes in our common stock. Shares of common stock used to pay exercise prices and to satisfy tax withholding obligations with respect to Awards as well as shares covered by Awards that expire, terminate or lapse will again be available for Awards under the Stock Incentive Plan.

Administration   The Stock Incentive Plan is administered by our Compensation Committee. The Compensation Committee has the sole discretion to determine the employees, directors and consultants to whom Awards may be granted under the Stock Incentive Plan and the manner in which such Awards will vest, although the Compensation Committee may delegate to officers of the Company the authority to grant Awards to employees and consultants who are not, and whose family members are not, subject to Section 16(b) of the Exchange Act. To date, the Compensation Committee has not delegated such authority. The Compensation Committee is authorized to interpret the Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Stock Incentive Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Stock Incentive Plan. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Stock Incentive Plan in the manner and to the extent the Compensation Committee deems necessary or desirable.

Options   The Compensation Committee determines the exercise price for each option. However, options must generally have an exercise price at least equal to the fair market value of the common stock on the date the option is granted. An option holder may exercise an option by written notice and payment of the exercise price:

•       in cash;

•       through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and to deliver to the Company an amount out of the proceeds of the sale equal to the aggregate exercise price for the shares being purchased; or

•       another method approved by the Compensation Committee.

In connection with our initial public offering, we granted to certain of our employees options to purchase an aggregate of 2,372,740 shares of common stock at an exercise price per share equal to the initial public offering price per share of common stock, which was $23.00. We granted a portion of such options to our named executive officers, as disclosed above under the heading “Report of the Compensation Committee of the Board on Executive Compensation—Annual Compensation—Long-Term Compensation.” The options will vest one-third on each of the first, second and third anniversaries of the date of grant. The options will expire on the tenth anniversary of the date of grant.

Stock Appreciation Rights   The exercise price per share of a stock appreciation right will be an amount determined by the Compensation Committee. However, stock appreciation rights must generally have an exercise price at least equal to the fair market value of the common stock on the date the stock appreciation right is granted. Generally, each stock appreciation right will entitle a participant upon exercise to an amount equal to (i) the excess of (1) the fair market value on the exercise date of one share of common stock over (2) the exercise price, times (ii) the number of shares of common stock covered by the stock appreciation right. The Compensation Committee will determine whether payment will be made in cash, shares of common stock, or a combination of both, provided however that recipients who are subject to U.S. tax will not receive cash in either full or partial payment.

Performance Awards   The Compensation Committee may grant performance awards denominated in dollars or other currencies that vest upon such terms and conditions as the Compensation Committee may establish, including the achievement of performance criteria. To the extent earned, performance awards may be paid in common stock or in cash or any combination thereof as determined by the Compensation Committee.

Other Stock-Based Awards   The Compensation Committee may grant Awards of restricted stock, phantom stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of common stock, including shares of stock in lieu of cash compensation. Other stock-based awards will be subject to the terms and conditions established by the Compensation Committee.

In connection with our initial public offering, we granted an aggregate of 749,513 shares of restricted stock to certain of our employees. We granted a portion of such restricted stock to our named executive officers, as disclosed above under the heading “Report of the Compensation Committee of the Board on Executive Compensation—Annual Compensation—Long-Term Compensation.” The restrictions will lapse with respect to one-third of the restricted shares on each of the first, second and third anniversaries of the date of grant. In connection with the issuance of these shares of restricted stock, we expect to recognize compensation expense of approximately $5.7 million annually over the vesting period.

Transferability   Unless otherwise determined by the Compensation Committee, Awards granted under the Stock Incentive Plan are not transferable other than, in some cases, by will or by the laws of descent and distribution.

Change of Control   In the event of a change of control of our Company, the Compensation Committee may provide for:

•       assumption by the successor company of the Award, or the substitution therefor of similar options, rights or awards with respect to the stock of the successor company;

•       acceleration of the vesting of all or any portion of an Award;

•       changing the period of time during which vested Awards may be exercised (for example, but not by way of limitation, by requiring that unexercised, vested Awards terminate upon consummation of the change of control);

•       payment of substantially equivalent value in exchange for the cancellation of an Award; and/or

•       issuance of substitute awards of substantially equivalent value.

Amendment and Termination   The Board or the Compensation Committee may amend, alter or discontinue the Stock Incentive Plan in any respect at any time, but no such action may be taken without stockholder approval to the extent required by applicable law or stock exchange regulations, and no amendment may materially adversely affect the rights of a participant under any Awards previously granted without his or her consent, except as may be necessary to comply with applicable laws, or advisable in order to preserve or achieve the intended tax treatment, provided that such amendments shall result in substantially equivalent value to the affected participants.

Executive Severance Plan

The following contains a summary of the material terms of the Huntsman Executive Severance Plan (the “Severance Plan”), which was adopted by our Board. The description of such terms is not complete. For more information, we refer you to the full text of the Severance Plan, which was filed as an exhibit to our registration statement on Form S-1 in connection with our initial public offering.

Under the Severance Plan, if we terminate a participant’s employment without reasonable cause, or the participant terminates employment for good reason, we will provide the participant with severance benefits in the form of a cash payment, medical coverage, and outplacement services. “Participants” in the Severance Plan include such employees as may be designated as participants by the Compensation Committee, provided that, unless the Compensation Committee provides otherwise with respect to a particular employee, officers with a title of Vice President or higher will be participants. Under the Severance Plan, termination for “reasonable cause” means termination on account of gross negligence, fraud, dishonesty, willful violation of any law or material violation of any significant company policy, or on account of failure to substantially perform (whether as a result of a medically determinable disability or otherwise) the duties reasonably assigned or appropriate to the position, consistent with prior practice. Termination for “good reason” means a voluntary termination of employment by a participant as a result of our making a significant detrimental reduction or change to the job responsibilities or in the current base compensation of the participant, which action is not remedied within ten days of written notice to us.

The amount of the cash payment will be: (a) for a participant with a title of Senior Vice President or higher, an amount equal to two times the participant’s base compensation at termination; and (b) for a participant with a title of Vice President or below, an amount equal to one and one-half times the participant’s base compensation at termination. Medical coverage will continue for the participant and his or her dependents for the period of time determined by dividing the cash payment received by the participant by the participant’s base compensation at termination. Outplacement services will be provided: (y) for a period of 12 months following termination, for participants with a title of Senior Vice President or higher; and (z) for a period of six months following termination, for participants with a title of Vice President or below.

The Severance Plan will be administered by the Compensation Committee. We may amend or terminate the Severance Plan at any time. Any such amendment or termination will not affect benefits payable to a participant whose termination of employment occurred prior to the amendment or termination of the Severance Plan.

Employment Agreements

Mr. Hulme is party to an employment agreement with our subsidiary Huntsman Advanced Materials (Europe) BVBA, which is subject to annual renewal. This agreement provides for customary expatriation arrangements. For 2003, this agreement entitled Mr. Hulme to an annual U.K. base salary of £210,000 or an annual Belgian base salary of €260,000 and a bonus of up to €130,000. For the actual amounts paid in 2002, 2003 and 2004, please see “—Summary Compensation Table,” above.

Effective November 1, 2000, Mr. Hankins entered into an agreement with our subsidiary Huntsman Polyurethanes Americas detailing the terms of his secondment from Huntsman Polyurethanes (UK) Ltd. The agreement, which Huntsman may terminate at any time with two months’ notice, expires on October 31, 2005. This agreement provides for customary expatriation arrangements. Under the terms of the agreement, Mr. Hankins’ compensation included an initial U.S. base salary of $300,000, subject to annual review, and a performance-based bonus of up to 50% of his U.S. salary. For the actual amounts paid in 2002, 2003 and 2004, please see “—Summary Compensation Table,” above

We do not have employment agreements with any of our other named executive officers.

Certain Relationships and Related Transactions

Aircraft Sublease

On December 29, 2000, Jstar Corporation (“Jstar”), a Utah corporation wholly owned by Jon M. Huntsman, purchased for $8.753 million the interest of our subsidiary Airstar Corporation (“Airstar”) in a lease (the “Mellon Lease”) pursuant to which Airstar leased a Gulfstream IV-SP Aircraft (the “Aircraft”), and in a sublease (the “Prior Sublease”) under which certain of our subsidiaries subleased the Aircraft from Airstar. The consideration for this transaction was consistent with that amount opined as fair by Gulfstream Aerospace Corporation in its opinion letter to Airstar dated December 29, 2000. Sublease payments from Airstar to Jstar during the period beginning December 29, 2000, and ending September 14, 2001, totaled $1.7 million. On September 14, 2001, the Mellon Lease and the Prior Sublease were terminated and Jstar entered into a new lease of the Aircraft with a 10-year term. In connection therewith, Airstar and Jstar entered into a new sublease regarding the Aircraft with a 10-year term. Monthly sublease payments from Airstar to Jstar are in the amount of approximately $195,000. These monthly sublease payments are used to fund financing costs paid by Jstar to a leasing company. An unrelated third party pays $2 million per year to our subsidiary for such third-party’s part-time use of the Aircraft (or an alternate owned by us if the Aircraft is unavailable), subject to an annual adjustment, which we believe to be at least fair market value for the number of flight hours used by such third party. We bear all other costs of operating the Aircraft.

Subordinated Loan

On July 2, 2001, we borrowed $25.0 million from Horizon Ventures LLC, an entity controlled by Jon M. Huntsman, and executed a note payable in the same amount. Interest was not paid in cash, but was accrued at a designated rate of 15% per year, compounded annually. As of December 31, 2004 and December 31, 2003, accrued interest added to the principal balance was $15.9 million and $10.5 million, respectively. On February 16, 2005, we used $41.6 million of net proceeds from our initial public offering to redeem in full the subordinated note due Horizon Ventures LLC.

Consulting Agreement with Jon M. Huntsman

We entered into an agreement with Jon M. Huntsman on June 3, 2003, pursuant to which Mr. Huntsman provides consulting services to us at our request. Mr. Huntsman, who is the Chairman of the Board of our company but is not our employee, provides advice and other business consulting services at our request regarding our products, customers, commercial and development strategies, financial affairs, and administrative matters based upon his experience and knowledge of our business, the industry, and the markets within which we compete. Mr. Huntsman’s services are utilized both with respect to the conduct of our business in the ordinary course and with respect to strategic development and specific projects. Under the terms of the agreement, which renews automatically for successive one-year terms and which may be terminated by either party at any time, Mr. Huntsman receives $950,000 annually in exchange for his services. For information regarding other compensation arrangements between Mr. Huntsman and us, please see “—Other Transactions with the Huntsman Family,” below, and “Executive Compensation—Cost Reduction Incentive Plan” and “—Aircraft Use Policy,” above.

Salt Lake City Office Building

We have agreed with the Jon and Karen Huntsman Foundation, a private charitable foundation established by Jon M. and Karen H. Huntsman to further the charitable interests of the Huntsman family, that we will donate our Salt Lake City office building and our option to acquire an adjacent undeveloped parcel of land to the foundation free of debt. We have agreed to complete this donation on the earlier of November 30, 2009 or the date on which we occupy less than 20% of the two main floors of the Salt Lake City office building. Under certain circumstances, after we make this donation we will have the right, but not the obligation, to lease space in the Salt Lake City office building from the foundation. As of December 31, 2004, our Salt Lake City office building had a net book value of approximately $11.3 million.

Other Transactions with the Huntsman Family

The following table shows the compensation in excess of $60,000 paid to members of the Huntsman family (other than Peter R. Huntsman, whose compensation is included in the Summary Compensation Table under the heading “Executive Compensation,” above) for services as officers or employees of our company or our subsidiaries in each of the last three fiscal years.

Name(1)	Year	Salary	Bonus	Other Compensation
Jon M. Huntsman	2004	$—	$—	$—
	2003	$—	$—	$—
	2002	$—	$—	$—
Karen H. Huntsman(2)	2004	$190,211	$—	$34,145
	2003	$186,049	$20,000	$36,437
	2002	$182,000	$20,000	$29,329
Jon M. Huntsman, Jr.(2)	2004	$355,250	$357,000	$133,532
	2003	$262,500	$75,000	$125,202
	2002	$—	$—	$416,000
James H. Huntsman(3)	2004	$235,176	$150,000	$47,734
	2003	$230,024	$105,000	$619,442
	2002	$208,000	$100,000	$642,052
David H. Huntsman(2)(3)	2004	$299,019	$125,000	$51,043
	2003	$292,449	$75,000	$53,975
	2002	$286,000	$100,000	$73,011
Paul C. Huntsman(3)	2004	$193,202	$125,000	$57,102
	2003	$178,900	$75,000	$58,971
	2002	$162,500	$100,000	$61,044
James A. Huffman(2)(3)	2004	$271,817	$125,000	$135,668
	2003	$265,850	$75,000	$117,342
	2002	$260,000	$100,000	$124,100
David S. Parkin(3)	2004	$235,176	$150,000	$54,697
	2003	$230,025	$115,000	$157,132
	2002	$208,000	$100,000	$183,660
Robert P. Haight(2)	2004	$101,500	$—	$—
	2003	$—	$—	$—
	2002	$—	$—	$—

(1)          Karen H. Huntsman is the wife of Jon M. Huntsman, our Chairman of the Board and a director, and the mother of Peter R. Huntsman, our President and Chief Executive Officer and a director. Each of Jon M. Huntsman, Jr., James H. Huntsman, David H. Huntsman and Paul C. Huntsman is a son of Jon M. Huntsman and a brother of Peter R. Huntsman. Each of James A. Huffman and David S. Parkin is a son-in-law of Jon M. Huntsman and a brother-in-law of Peter R. Huntsman. Robert P. Haight is a brother of Karen H. Huntsman and a brother-in-law of Jon M. Huntsman.

(2)          Karen H. Huntsman, Jon M. Huntsman, Jr., David H. Huntsman, James A. Huffman and Robert P. Haight ceased to be employed by the Company effective June 1, 2005, January 3, 2005, May 1, 2005, May 1, 2005 and April 30, 2005, respectively.

(3)          In connection with the consummation of the initial public offering, we awarded (i) the following amounts of restricted stock: Mr. James H. Huntsman—8,452 shares; Mr. David H. Huntsman—6,037 shares; Mr. Paul C. Huntsman—6,037 shares; Mr. Huffman—6,037 shares; and Mr. Parkin—8,452 shares; and (ii) the following numbers of options to purchase shares of our common stock: Mr. James H. Huntsman—25,611; Mr. David H. Huntsman—18,293; Mr. Paul C. Huntsman—18,293; Mr. Huffman—18,293; and Mr. Parkin—25,611. David H. Huntsman and James A. Huffman forfeited their restricted stock and option awards when they ceased to be employed by the company.

In addition, Jon M. Huntsman, through payments made by us to Huntsman Financial Consulting, L.C., of which Mr. Huntsman is the sole member, received compensation from us in the amounts of $320,814, $314,094 and $475,456 in 2004, 2003 and 2002, respectively. These amounts and the amounts shown in the “Other Compensation” column in the table above include some or all of the following: company contributions to employee benefit plans, housing and education allowances for overseas assignments, travel allowances, automobile and aircraft usage, administrative and security services, and perquisites and personal benefits.

Through May 2002, we paid the premiums on various life insurance policies for Jon M. Huntsman. These policies have been liquidated, and the cash values have been paid to Mr. Huntsman. Mr. Huntsman is indebted to us in the amount of approximately $1.4 million, which represents the insurance premiums paid on his behalf through May 2002.

Senior Management Investment

In connection with the restructuring of Huntsman LLC, certain of our directors, executive officers and other related persons contributed an aggregate of $2.25 million and certain equity interests in one of our subsidiaries in exchange for approximately 0.7% of the voting membership interests of our predecessor, and, indirectly, 0.6% of the non-voting preferred units of our predecessor. The following table shows the amounts paid and membership interests received by such persons:

	Membership Interests Purchased
Purchaser	Class A Common	Preferred	Amount Paid
Peter R. Huntsman	28,993	1,122,065	$1,000,000
J. Kimo Esplin	14,497	561,032	500,000
Samuel D. Scruggs	14,497	561,032	500,000
David S. Parkin	4,349	168,310	150,000
L. Russell Healy	2,899	112,206	100,000
Total	65,235	2,524,645	$2,250,000

These persons received shares of our common stock in exchange for their membership interests in the Reorganization Transaction (as defined below). David S. Parkin, who is a son-in-law of Jon M. Huntsman and a brother-in-law of Peter R. Huntsman, received 31,906 shares of our common stock in the Reorganization Transaction. The shares received by the remaining persons are disclosed under the heading “Security Ownership of Certain Beneficial Owners and Management,” above.

The Reorganization Transaction

We consummated a reorganization transaction (the “Reorganization Transaction”) in connection with the completion of our initial public offering. In the Reorganization Transaction, Huntsman Holdings, LLC became our wholly owned subsidiary, and the existing beneficial holders of the common and preferred membership interests in Huntsman Holdings, LLC, including the mandatorily redeemable preferred interests, received shares of our common stock in exchange for their interests. Huntsman Family Holdings and MatlinPatterson caused all of the shares of our common stock they were entitled to receive in exchange for their beneficial interests in Huntsman Holdings, LLC to be delivered to HMP Equity Trust. HMP Equity Trust holds approximately 58.7% of our outstanding common stock. Huntsman Family Holdings is controlled by Jon M. Huntsman, and MatlinPatterson is controlled by David J. Matlin, each of whom is a director of our company.

Registration Rights Agreements

In connection with the Reorganization Transaction, we entered into a registration rights agreement with Huntsman Family Holdings and MatlinPatterson pursuant to which they have demand and piggyback registration rights for the shares of our common stock controlled by them. The agreement also provides that we will pay the costs and expenses, other than underwriting discounts and commissions, related to the registration and sale of shares of our common stock that are registered pursuant to the agreement. The agreement contains customary registration procedures and indemnification and contribution provisions for the benefit of Huntsman Family Holdings, MatlinPatterson and us. In addition, all of our stockholders who received shares of our common stock in the Reorganization Transaction, including certain of our directors, executive officers and other key officers, have the right to include their shares in certain registrations. Our Chairman, Jon M. Huntsman, and our Chief Executive Officer and director, Peter R. Huntsman, are affiliates of Huntsman Family Holdings, and our directors David J. Matlin and Christopher R. Pechock are affiliates of MatlinPatterson. In addition, our executive officers J. Kimo Esplin, L. Russell Healy and Samuel D. Scruggs, are parties to the registration rights agreement. David S. Parkin, who is a son-in-law of Jon M. Huntsman and a brother-in-law of Peter R. Huntsman, is also a party to the registration rights agreement.

Indemnification Agreements

We entered into indemnification agreements with our directors and officers, including each of our named executive officers, in connection with the completion of our initial public offering. Pursuant to these agreements, we agree to provide customary indemnification to our officers and directors against expenses incurred by such persons in connection with their service as directors or officers (as applicable) or in connection with their service at our request as directors, officers, trustees, employees or agents of other entities.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee of the Board (the “Committee”) assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of Huntsman’s internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter, a copy of which can be found in Appendix A to this proxy statement and on the Company’s website at www.huntsman.com.

The Audit Committee was formed in February 2005, in connection with Huntsman’s initial public offering. The initial members of the Committee were Messrs. Michaelson, Matlin and Pechock.

The initial members of the Committee reviewed and discussed with Huntsman’s management and Deloitte & Touche LLP the audited financial statements contained in Huntsman’s Annual Report on Form 10-K for the year ended December 31, 2004 and also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The initial members of the Committee received from Deloitte & Touche LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte & Touche LLP its independence.

Based on their review of Huntsman’s audited consolidated financial statements, and on their discussion with Huntsman management and with Deloitte & Touche LLP, the initial members of the Committee recommended to the Board that the audited consolidated financial statements be included in Huntsman’s Annual Report on Form 10-K for the year ended December 31, 2004.

In March 2005, Messrs. Lichtenberger and Shoemaker were appointed to the Committee, replacing Messrs. Matlin and Pechock. All of the current members of the Committee meet the independence requirements of Rule 10A-3 of the Exchange Act and applicable NYSE independence rules.

AUDIT COMMITTEE
Richard Michaelson, Chair
H. William Lichtenberger
Alvin V. Shoemaker

PERFORMANCE GRAPH

We are not providing a comparative graph showing the cumulative total return of our common stock because our common stock was not publicly traded in 2004. Our common stock began trading on the New York Stock Exchange on February 11, 2005 at $24.50 per share in connection with our initial public offering.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC and the NYSE an initial report of ownership of our common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16 forms that they file related to Huntsman stock transactions. Under SEC rules, certain forms of indirect ownership and ownership of our common stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.

Because our initial public offering of equity securities was not completed until 2005, no filings under Section 16 were required in 2004. Based on a review of the copies of forms filed in 2005 to date and in our possession, we believe that during 2005 to date, all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), with the exception of Mr. Shoemaker, on whose behalf a Form 4 reporting a purchase of 2,000 shares of our common stock was filed three days late.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders may propose matters to be presented at stockholders’ meetings and may also nominate persons to be directors, subject to compliance with the formal procedures that have been established by us and which are described below.

Proposals for 2006 Annual Meeting

Pursuant to rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2006 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act.

In addition to the requirements of the SEC, our Bylaws provide that in order for a proposal to be properly brought before an annual meeting of stockholders, it must be either (i) specified in the notice of the meeting given by us, (ii) otherwise brought before the meeting by or at the direction of our Board or

(iii) properly brought before the meeting by a stockholder entitled to vote at the meeting and who complies with the following notice procedures. For business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing of the business to be brought before such meeting to our Corporate Secretary and such business must be a proper matter for stockholder action under the Delaware General Corporation Law. Our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, because the date of the 2006 Annual Meeting of Stockholders will be advanced by more than 30 days prior to the anniversary of this year’s annual meeting (the 2006 Annual Meeting is expected to occur in May 2005), notice by the stockholder for the 2006 Annual Meeting to be timely must be delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting nor later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by us. We expect to announce the date of the 2006 Annual Meeting in early 2006.

For any business that a stockholder desires to bring before an annual meeting, the stockholder’s notice must provide a brief description of such business, the reasons for conducting such business and any material interest in such business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. If a stockholder provides the notice described above, such notice must include the following information and comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to such matters:

(1)         the name and address of such stockholder, as they appear on Huntsman’s books, and of such beneficial owner,

(2)         the class and number of shares of Huntsman which are owned beneficially and of record by such stockholder and such beneficial owner,

(3)         a representation that the stockholder is a holder of record of stock of Huntsman entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and

(4)         a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Huntsman’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Director Nominations for 2006 Annual Meeting

Pursuant to our Bylaws, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders only (i) by or at the direction of the Board or (ii) by a stockholder who is a stockholder of record at the time of the giving of the required notice described below, who is entitled to vote for the election of directors at the meeting, and who complies with the following notice procedures. All nominations, other than those made by or at the direction of the Board, must be made pursuant to timely notice in writing to our Corporate Secretary. Our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, because the date of the 2006 Annual Meeting of Stockholders will be advanced by more than 30 days prior to the anniversary of this year’s annual meeting (the 2006 Annual Meeting is expected to occur in May 2006), notice of nominations by a stockholder for the 2006 Annual Meeting to be timely must be delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting nor later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by us. We expect to announce the date of the 2006 Annual Meeting in early 2006.

A stockholder’s notice to our Corporate Secretary with respect to persons that the stockholder proposes to directly nominate as a director must set forth (a) as to each individual whom the stockholder proposes to nominate, all information relating to the person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, pursuant to Regulation 14A (or any successor provisions) under the Exchange Act (including the written consent of the such person to be named in the proxy statement as a nominee and to serve as a director if elected) and (b) as to the stockholder proposing to make such nomination, the same information as is described above with respect to proposals to be made by a stockholder.

If we increase the number of directors to be elected at an annual meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by us at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice regarding the nominees for the new positions created by such increase will be considered timely if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which the public announcement is first made.

ANNUAL REPORT ON FORM 10-K

We will furnish to any person upon request a copy of our Annual Report on Form 10-K or any exhibit described in the list accompanying the Annual Report on Form 10-K. Requests for copies of such report and/or exhibit(s) should be directed to Huntsman Investor Relations at (801) 584-5860 or ir@huntsman.com.

OTHER INFORMATION

Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates by mail to The Bank of New York, Shareholder Relations, P.O. Box 11258, Church St. Station, New York, NY 10286, or by telephone at 1-800-524-4458. Our transfer agent may also be reached through its website at www.stockbny.com.

The cost of soliciting proxies in the accompanying form will be borne by us. In addition to solicitations by mail, a number of our officers, directors and regular employees of Huntsman may, for no additional compensation, solicit proxies in person or by telephone. We will also make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

The persons designated to vote shares covered by proxies intend to exercise their judgment in voting such shares on other matters that are presented for a vote at the Annual Meeting. Management does not expect, however, that any matters other than those referred to in this proxy statement will be presented for action at the Annual Meeting.

By Order of the Board of Directors,

Samuel D. Scruggs
Secretary
Salt Lake City, Utah
October 7, 2005

Appendix A

HUNTSMAN CORPORATION

AUDIT COMMITTEE CHARTER

Effective as of February 10, 2005

The Board of Directors (the “Board”) of Huntsman Corporation (including its subsidiaries, the “Company”) will appoint from among its members an Audit Committee (the “Committee”) and will designate one such member to serve as the Chairman of the Committee. The Committee will consist of at least three members of the Board, with the members meeting all applicable legal and exchange requirements, subject to any permitted phase-in periods that may apply. The Board hereby adopts the following Charter for the Audit Committee effective as of the date set forth above.

Purpose

The Audit Committee is appointed by the Board of the Company to assist the Board in monitoring:

•       the integrity of the financial statements of the Company;

•       the independent auditor’s qualifications and independence;

•       the performance of the Company’s internal audit function and independent auditor; and

•       the compliance by the Company with legal and regulatory requirements applicable to financial and disclosure matters.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Composition

The Audit Committee shall consist of at least three members, all of whom must be members of the Board. One of the members shall serve as the chairman of the Audit Committee. The members of the Audit Committee shall meet the independence, qualification and experience requirements of the New York Stock Exchange, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC, subject to any permitted phase-in periods that may apply. Unless approved by the Board, audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The Board shall appoint the members of the Audit Committee based on the recommendation of the Nominating and Corporate Governance Committee. The chairman of the Audit Committee shall be designated by the Board or, if no such designation is made, shall be selected by the affirmative vote of the majority of the Audit Committee. The Board may remove or replace the chairman and any other member of the Audit Committee at any time by the affirmative vote of the majority of the Board.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint (and, if applicable, recommend that the Board submit for shareholder ratification), retain and terminate the Company’s independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee. The Audit Committee may consult with management in the performance of these duties but shall not delegate these duties to management.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit. Such pre-approval may be accomplished by engagement arrangements entered into pursuant to pre-approval policies and procedures previously established by the Audit Committee, but only if the policies are detailed as to the particular services that are pre-approved, the Audit Committee is informed of each such service provided and the policies do not delegate the Audit Committee’s responsibilities to management. The Audit Committee shall have sole authority to approve all audit engagement fees and terms and non-audit engagements with the Company’s independent auditor. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors without the approval of the Board. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

Without limiting the generality of the preceding statement, the Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.     Review and discuss with management and the independent auditor the Company’s annual audited financial statements prior to the filing of its Form 10-K, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.     Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-Q and the results of the independent auditor’s review of the quarterly financial statements.

3.     Discuss with management and the independent auditor any analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative treatments of the financial statements within generally accepted accounting principles (“GAAP”).

4.     Discuss with management and the independent auditor major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

5.     Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

6.     Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

7.     Review and discuss quarterly reports from the independent auditor on:

•        All critical accounting policies and practices to be used.

•        All alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•        Any accounting adjustments that were noted or proposed by the independent auditor but were “passed” as immaterial or otherwise.

•        Other material written communications between the independent auditor and management, such as any management letter, internal control letter or schedule of unadjusted differences.

8.     Discuss with management the type and presentation of information to be included in the Company’s earnings press releases prior to public release, including the use of “pro forma” or “adjusted” non-GAAP information, and the type and presentation of any financial information and earnings guidance to be provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and need not precede each earnings release or each instance in which the Company provides guidance.

9.     Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

10.   Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

11.   Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

12.   Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

13.   Review and evaluate the lead partner of the independent auditor’s team.

14.   Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor; (c) any steps taken to deal with any such issues; and (d) all relationships between the independent auditor and the Company. Based on this report and the independent auditor’s work throughout the year, evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and the internal auditing department (or outside auditor performing the function of an internal auditing department). The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

15.   Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit, the concurring (or reviewing) audit partner responsible for reviewing the audit and other audit partners performing services for the Company as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditor on a regular basis.

16.   Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor.

17.   Discuss with the independent auditor any communications between the audit team and the national office of the independent auditor with respect to auditing or accounting issues presented by the engagement.

18.   Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

19.   Review any decision by management to appoint or replace the senior internal auditing executive or, if a decision is made to outsource this function, review management’s selection and engagement of an outside auditor (other than the Company’s independent auditor) to perform the function of an internal auditing department. The senior internal auditing executive (or any outside auditor performing the function of an internal auditing department) shall report directly to management, with oversight provided by the Audit Committee. The Audit Committee shall review the scope and duties of the internal audit function with the senior internal auditing executive (or any outside auditor performing the function of an internal auditing department) during at least one Audit Committee meeting annually. Despite this delegation of authority to management, the senior internal auditing executive (or any outside auditor performing the function of an internal auditing department) shall have full and direct access to the Audit Committee.

20.   Review the significant reports to management prepared by the internal auditing department (or any outside auditor performing the function of an internal auditing department) and management’s responses.

21.   Discuss with the independent auditor and management the responsibilities, budget and staffing of the internal auditing department (or any outside auditor performing the function of an internal auditing department), and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

22.   Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

23.   Obtain and review all reports from management and the Company’s senior internal auditing executive (or any outside auditor performing the function of an internal auditing department) that the Company and its foreign affiliated entities are in material violation of applicable laws and regulations relating to financial or reporting obligations, the Company’s Business Conduct Guidelines, the Company’s Financial Code of Ethics for Senior Officers and the Company’s other codes, policies and procedures relating to compliance with applicable laws and regulations relating to financial or reporting obligations, as well as all reports and disclosure of insider and affiliated party transactions.

24.   Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations relating to financial or reporting obligations.

25.   Direct the investigation of such reports, if necessary, to determine the validity of the reports, related facts, and recommended action, if any.

26.   Review and discuss reports of material breaches with the Board and management, as appropriate, to ensure that prompt corrective action is taken whenever necessary.

27.   Establish and review, as appropriate, procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of any concerts regarding such matters.

28.   Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

29.   Discuss with the Company’s internal or outside legal counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

General

28.   Perform any other activities consistent with this Charter, the Company’s Amended and Restated Certificate of Incorporation (as it may be amended, the “Certificate of Incorporation”) and Amended and Restated Bylaws (as they may be amended, the “Bylaws”), the rules of the New York Stock Exchange applicable to domestic listed companies, and governing law as the Audit Committee or the Board deems necessary or appropriate.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Committee Procedures

1.     Meetings.   The Audit Committee shall meet at the call of its chairman, two or more members of the Audit Committee, or the Chairman of the Board. The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditing department (or any outside auditor performing the function of an internal auditing department) and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or the internal auditing department (or any outside auditor performing the function of an internal auditing department) to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may meet in person, by telephone conference call, or in any other manner in which the Board is permitted to meet under law or the Company’s Bylaws.

2.     Quorum and Approval.   A majority of the members of the Audit Committee shall constitute a quorum. The Audit Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Audit Committee may also act by unanimous written consent in lieu of a meeting.

3.     Rules.   The Audit Committee may determine additional rules and procedures, including designation of a chairman pro tempore in the absence of the chairman, and designation of a secretary of the Audit Committee or any meeting thereof.

4.     Reports.   The Audit Committee shall make regular reports of its actions and any recommendations to the Board, directly or through the chairman.

5.     Review of Charter.   Each year the Audit Committee shall review the adequacy of this Charter and recommend any proposed changes to the Board for approval.

6.     Performance Review.   Each year the Audit Committee shall review and evaluate its own performance and shall submit itself to the review and evaluation of the Board.

7.     Fees; Reimbursement of Expenses.   Each member of the Audit Committee shall be paid the fee set by the Board for his or her services as a member or chairman of the Audit Committee. Subject to the Company’s corporate governance guidelines and other policies, members of the Audit Committee will be reimbursed by the Company for all reasonable expenses incurred in connection with their duties as members of the Audit Committee.

Huntsman Corporation

Proxy Card

This Proxy is solicited on behalf of the Board of Directors of Huntsman Corporation for the Annual Meeting of

Stockholders to be held on November 2, 2005.

The undersigned stockholder of Huntsman Corporation hereby appoints Peter R. Huntsman and Samuel D. Scruggs and each of them, acting individually, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Huntsman Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholder to be held on November 2, 2005 and at any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1 and FOR proposal 2.  This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the meeting.

(Continued and to be signed on the reverse side)

Address Change
Please mark box on reverse side
and provide new address below.)

HUNTSMAN CORPORATION
P.O. BOX 11185
NEW YORK, N.Y. 10203-0185

If you are planning to ATTEND THE MEETING, Please mark this box.	☐

Please mark, sign, date and	☒
Return the Proxy Card promptly
Using the enclosed envelope.	Votes must be indicated
(x) in Black or Blue ink.

The Board of Directors recommends a vote “FOR” all nominees in proposal 1 and“FOR” proposal 2.

1. To elect four Class I directors, each to serve until the 2008 Annual Meeting of
Stockholders or until his or her respective successor has been duly elected and qualified.
							FOR	AGAINST	ABSTAIN
						2. To ratify the appointment of	☐	☐	☐
Deloitte & Touche LLP as our
independent registered public
FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	FOR ALL EXCEPT	☐	accounting firm for the year
ending December 31, 2005

Nominees: Jon M. Huntsman, Marsha J. Evans, David J. Matlin, Christopher R. Pechock
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.)
						To change your address, please mark this box.			☐

						To include any comments, please mark this box.			☐

						If you would like your vote to remain confidential,			☐
please mark this box

Note: Please sign exactly as name appears hereon.  If a joint account, each joint owner must sign.  If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

						Date	Share Owner sign here	Co-owner sign here